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SUPERIOR INDUSTRIES INTERNATIONAL, INC.

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Superior Industries International, Inc.	2012 Proxy Statement

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

7800 Woodley Avenue

Van Nuys, California 91406

________________

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 18, 2012

To the Shareholders of

SUPERIOR INDUSTRIES INTERNATIONAL, INC.:

The Annual Meeting of Shareholders (the “Annual Meeting”) of SUPERIOR INDUSTRIES INTERNATIONAL, INC. (the “Company”) will be held at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California 91406 on Friday, May 18, 2012 at 10:00 A.M. Pacific Time for the following purposes:

(1)	To elect three director candidates as Class I directors of the Board of Directors;

(2)	To approve executive compensation on an advisory basis; and

(3)	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Only shareholders of record at the close of business on March 19, 2012 are entitled to notice of and to vote at the Annual Meeting.

Your vote is important. Whether or not you expect to attend the Annual Meeting in person, please vote as promptly as possible. This will ensure the presence of a quorum at the Annual Meeting. The Company will save the expense and extra work of additional solicitation if you promptly vote your shares via the Internet or by telephone, or by requesting and returning a signed and dated proxy card. Such action will not affect your right to vote in person should you choose to attend the Annual Meeting. Please review the instructions regarding your voting options described in the Notice of Internet Availability previously delivered to shareholders.

By Order of the Board of Directors

/s/ Robert A. Earnest
Robert A. Earnest
Vice President, General Counsel and Corporate Secretary

Van Nuys, California

Dated: April 3, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 18, 2012

The Notice of Internet Availability previously delivered to shareholders provides instructions as to how shareholders can access our Proxy Statement and our 2011 Annual Report to Shareholders via the Internet, contains a listing of matters to be considered at the Annual Meeting, and includes instructions as to how shares can be voted via the Internet at www.proxyvote.com or by telephone. You may request a printed version of the proxy card, our Proxy Statement and Annual Report to Shareholders. Please see the Notice of Internet Availability for instructions.

Superior Industries International, Inc.	2012 Proxy Statement

TABLE OF CONTENTS

2012 PROXY SUMMARY	i

PROXY STATEMENT

VOTING SECURITIES AND PRINCIPAL HOLDERS	2

PROPOSAL 1 - ELECTION OF DIRECTORS	3

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS	7

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION	11

COMPENSATION DISCUSSION AND ANALYSIS	11

COMPENSATION COMMITTEE REPORT	19

EXECUTIVE COMPENSATION	19

AUDIT AND NON-AUDIT FEES	28

INDEPENDENT PUBLIC ACCOUNTANTS	29

AUDIT COMMITTEE REPORT	29

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	29

SHAREHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING OF SHAREHOLDERS	30

ANNUAL REPORT TO SHAREHOLDERS AND OTHER MATTERS	30

Superior Industries International, Inc.	2012 Proxy Statement

2012 PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders

•	Time and Date:	10:00 a.m., May 18, 2012
•	Place:	Airtel Plaza Hotel
7277 Valjean Avenue
Van Nuys, CA 91406
•	Record Date:	March 19, 2012
•	Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Meeting Agenda

Voting Matters	Board Vote Recommendation	Page Reference (for more detail)
Election of Class I Directors	FOR EACH DIRECTOR NOMINEE	3
Advisory Vote on Executive Compensation	FOR	11

Board Nominees

The following table provides summary information about each director nominee. Each of these director nominees is nominated to serve as a Class I director for a three-year term ending at the 2015 Annual Meeting.

Name	Age	Director Since	Occupation	Experience/ Qualification	Independent	Committee Memberships			Other Public Company Boards
						AC	NGC	CBC
Philip W. Colburn	83	1990	Retired Chairman, Allen Telecom, Inc.	• Leadership • Industry • Expertise • Experience	X	X	X
Margaret S. Dano	52	2007	Retired Vice President, Worldwide Operations of Garrett Engine Boosting Systems, a division of Honeywell International Inc.	• Leadership • Global • Expertise	X	X	X
Timothy C. McQuay	60	2011	Managing Director, Investment Banking, Noble Financial Capital Markets	• Leadership • Expertise • Experience	X	X		X	• BSD Medical, Inc., Chairman • Meade Instruments Corp., Chairman

AC	Audit Committee
NGC	Nominating and Corporate Governance Committee
CBC	Compensation and Benefits Committee

Advisory Vote on Executive Compensation

We are asking our shareholders to approve on an advisory basis our named executive officer compensation. The Board recommends a FOR vote because it believes that Superior’s compensation program, with its balance of short-term incentives and long-term incentives, rewards sustained performance that is aligned with long-term shareholder incentives.

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Superior Industries International, Inc.	2012 Proxy Statement

2011 Executive Compensation Elements

Element	Characteristics		Terms
Base Salary	•	Cash	•	Named Executives Officers (other than CEO) generally eligible for base salary adjustments when deemed necessary to meet market competition or when appropriate to recognize increased responsibilities
Performance-based short-term incentive compensation	•	Cash bonus	•	Fixed percentage bonus amount based on quantitative company performance combined with discretionary bonus amount based on qualitative individual performance goals
Long-term equity incentive compensation	•	Stock Options	•	Options vest one third per year commencing 1 year after grant date
	•	Restricted Stock Awards	•	Restricted stock awards vest one third per year commencing 1 year after grant date
Retirement	•	Salary Continuation Plan	•	Benefit equal to 30% of individual’s final average base salary compensation during last 3 years of employment, payable after reaching specified vesting dates and after reaching the age of 65
	•	401(k) Plan	•	Benefit frozen to new participants on February 3, 2011
			•	100% match of the first 1% of before-tax contributions to the 401(k) plan and 50% of such contributions over 1% and up to 6%, in any event capped at legal limits
Other	•	Perquisites	•	Car allowance, life insurance benefits, health and welfare benefit plans

2011 Compensation Decisions

•	Froze the Salary Continuation Plan to new participants as of February 3, 2011
•	Adopted the Executive Change in Control Severance Plan on March 18, 2011
•	Adopted new Annual Incentive Performance Plan and CEO Annual Incentive Performance Plan, as approved by shareholders, to provide annual cash bonuses to Named Executive Officers and the CEO contingent on the attainment of targeted levels of EBITDA (earnings, before interest, tax, depreciation and amortization)

2013 Annual Meeting

Deadline for shareholder proposals: Shareholders who wish to present proposals for action at the 2013 Annual Meeting of Shareholders must give written notice to our corporate secretary by December 4, 2012 in order for such proposal to be considered for inclusion in our proxy statement and form of proxy relating to that meeting.

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Superior Industries International, Inc.	2012 Proxy Statement

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

7800 Woodley Avenue

Van Nuys, California 91406

________________

PROXY STATEMENT

________________

2012 ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 18, 2012

This Proxy Statement is furnished to the shareholders of Superior Industries International, Inc., a California corporation (referred to herein as “Superior,” the “Company” or in the first person notation “we,” “us” and “our”), in connection with the solicitation of proxies by the Company’s Board of Directors for use at the 2012 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California 91406 on Friday, May 18, 2012 at 10:00 A.M. Pacific Time and at all postponements and adjournments thereof. The cost of this solicitation will be borne by Superior. The solicitation will be by mail, telephone, Internet, or oral communication with shareholders. The Company has requested that brokers, custodians, nominees and other record holders forward copies of the Notice of Internet Availability and other soliciting materials to persons for whom they hold shares of Superior common stock and request authority for the exercise of proxies. In such cases, the Company will reimburse such record holders for their reasonable expenses, provided the Company is invoiced through Broadridge Financial Systems, Inc. within two months of the Annual Meeting.

The matters to be considered and voted upon at the Annual Meeting are set forth in the Notice of Internet Availability and also in the Notice of Annual Meeting of Shareholders which accompanies this Proxy Statement.

If your shares are registered directly in your name, you are considered a stockholder of record and you may vote in person at the Annual Meeting. A proxy, if properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained thereon. If a properly executed proxy is returned without instructions, the proxy will be voted FOR the election as directors of each individual named in Proposal 1 below and FOR the approval of the advisory vote on executive compensation, in each case as recommended by the Board of Directors. If your proxy is not returned or you do not vote at the Annual Meeting, your vote will not be counted. Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is exercised, by filing with the Corporate Secretary of Superior a written notice revoking it or a duly executed proxy bearing a later date, or, if the person executing the proxy is present at the meeting, by voting his or her shares in person. Furthermore, if you vote by Internet or telephone, you may revoke your proxy by voting again by Internet or telephone.

If your shares are registered through a bank or brokerage firm, your shares are considered to be held beneficially in street name. If your shares are held beneficially in “street name,” you will receive instructions from such holder of record that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must request a legal proxy or broker’s proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting.

If your shares are held beneficially in street name and you do not instruct your bank or brokerage firm, your bank or brokerage firm will not be able to vote your shares on any proposals at this Annual Meeting, and your shares will be considered “broker-non-votes.”

Please note that even if you plan to attend the Annual Meeting in person, the Company recommends that you vote before the Annual Meeting.

A copy of Superior’s 2011 Annual Report on Form 10-K, as filed with the SEC, accompanies this Proxy Statement or, in the case of shareholders who receive Notice and Access, is available on the website with the Proxy Statement. Additional copies of the 2011 Annual Report on Form 10-K will be furnished to any shareholder without charge on written request to Mr. Kerry A. Shiba, E.V.P. and Chief Financial Officer, Superior Industries International, Inc., 7800 Woodley Avenue, Van Nuys, California 91406.

The Notice of Internet Availability and related proxy materials are being distributed or made available to shareholders on or about April 3, 2012. The address of the principal executive offices of the Company is 7800 Woodley Avenue, Van Nuys, California 91406.

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Superior Industries International, Inc.	2012 Proxy Statement

VOTING SECURITIES AND PRINCIPAL HOLDERS

There were issued and outstanding 27,189,263 shares of Superior’s common stock, no par value (the “Common Stock”), on March 19, 2012, which has been set as the record date for the purpose of determining the shareholders entitled to notice of and to vote at the Annual Meeting. Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of Superior as of the record date; votes may not be cumulated. To constitute a quorum for the transaction of business at the Annual Meeting, there must be present, in person or by proxy, a majority of the shares entitled to vote.

The following table sets forth information known to Superior as of March 19, 2012 with respect to beneficial ownership of the Common Stock by each person known to the Company to be the beneficial owner of more than 5% of the Common Stock, by each director, by each of our Named Executive Officers (as defined in the Compensation Discussion and Analysis section of this Proxy Statement) and by all directors and executive officers of Superior as a group:

Name and Address (†) of Beneficial Owner	Amount and Nature of Beneficially Owned		Percent of Class

The Louis L. Borick Administrative Trust	3,301,694	(1)	11.89%
Third Avenue Management LLC 622 Third Avenue, 32nd Floor New York, NY 10017	2,417,303	(2)	8.90%
Dimensional Fund Advisors LP Palisades West, Building One Austin, Texas 78746	2,224,750	(3)	8.19%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	1,824,661	(4)	6.72%
Heartland Advisors, Inc. 789 North Water Street Milwaukee, WI 53202	1,456,930	(5)	5.36%
Steven J. Borick	5,569,945	(6)(7)	19.5%
Michael J. O'Rourke	157,796	(6)	*
Parveen Kakar	82,167	(6)	*
Robert A. Earnest	51,367	(6)	*
Philip W. Colburn	26,763	(6)	*
V. Bond Evans	25,833	(6)	*
Sheldon I. Ausman	25,833	(6)	*
Michael J. Joyce	22,533	(6)	*
Margaret S. Dano	16,833	(6)	*
Francisco S. Uranga	15,333	(6)	*
Kerry A. Shiba	11,624	(6)	*
Timothy C. McQuay	0	(6)	*

Superior’s Directors and Executive Officers	6,337,591	(8)	21.63%
as a Group (19 persons)

†	All persons have the Company’s principal office as their address, except as otherwise indicated.
*	Less than 1%.

(1)	Includes 63,750 stock options that are currently exercisable or will become exercisable within 60 days of March 19, 2012.

(2)	Based on a Schedule 13G filed with the Securities and Exchange Commission (“SEC”) on February 14, 2012, Third Avenue Management LLC reports sole voting power and sole dispositive power with respect to all 2,417,303 shares.
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Superior Industries International, Inc.	2012 Proxy Statement

(3)	Based on a Schedule 13G filed with the SEC on February 14, 2012, Dimensional Fund Advisers LP reports sole voting power with respect to 2,166,346 shares and sole dispositive power with respect to all 2,224,750 shares. According to the filing, the reported shares are owned by trust and accounts managed by Dimensional Fund Advisors LP. Dimensional Fund Advisers LP disclaims beneficial ownership with respect to all 2,224,750 shares.

(4)	Based on a Schedule 13G filed with the SEC on February 13, 2012, Blackrock, Inc. reports sole voting power and sole dispositive power with respect to all 1,824,661 shares. According to the filing, the reported shares are held by Blackrock, Inc. through subsidiaries.

(5)	Based on a Schedule 13G filed with the SEC on February 10, 2012, Heartland Advisors, Inc. reports shared voting power and shared dispositive power with respect to all 1,456,930 shares. According to the filing, the reported shares are held by funds or accounts managed by Heartland Advisors, Inc. and the reported shares may also be deemed beneficially owned by Mr. William J. Nasgovitz by virtue of his control of Heartland Advisors, Inc. Mr. Nasgovitz disclaims all beneficial ownership of all such shares.

(6)	Includes stock options in the amount of 1,468,251 for Mr. Steven Borick, 157,796 for Mr. O'Rourke, 82,167 for Mr. Kakar, 51,367 for Mr. Earnest, 26,763 for Mr. Colburn, 25,833 for Mr. Evans, 25,833 for Mr. Ausman, 22,533 for Mr. Joyce, 16,833 for Ms. Dano, 15,333 for Mr. Uranga and 11,624 for Mr. Shiba that are currently exercisable or will become exercisable within 60 days of March 19, 2012.

(7)	Mr. Steven J. Borick is the sole trustee of the Louis L. Borick Administrative Trust and, as a result, possesses sole investment and voting power over the 3,237,944 shares of Common Stock owned by the Louis L. Borick Administrative Trust and the 63,750 stock options included in the Louis L. Borick Administrative Trust’s ownership in this table. Mr. Steven J. Borick is also a trustee of the Nita Borick Management Trust, which owns 800,000 shares of Common Stock. As a result, Mr. Steven J. Borick possesses shared voting and investment power over the shares held by the Nita Borick Management Trust. Mr. Steven J. Borick may be deemed to be a beneficial owner of the securities owned directly by the Louis L. Borick Administrative Trust and the Nita Borick Management Trust. Mr. Steven J. Borick disclaims beneficial ownership of the securities owned directly by the Louis L. Borick Administrative Trust and the Nita Borick Management Trust, except to the extent that Mr. Steven J. Borick has a pecuniary interest in such securities.

(8)	Includes 2,133,057 shares of which the directors and executive officers have the right to acquire beneficial ownership through the exercise within 60 days from March 19, 2012 of stock options that have previously been granted. Other than as disclosed with respect to each individual director or officer, each of the directors and officers has sole investment and voting power over his or her shares.

PROPOSAL 1

ELECTION OF DIRECTORS

One of the purposes of the Annual Meeting is to elect three Class I directors. Our Restated Articles of Incorporation divide our directors into three classes, as equal in number as possible. The term of office of our Class I directors expires at the 2012 Annual Meeting; the term of office of our Class II directors expires at the 2013 Annual Meeting; and the term of office of our Class III directors expires at the 2014 Annual Meeting. Class I directors will be elected to serve a three-year term ending at the 2015 Annual Meeting and until their successors are elected and qualified.

The Board currently consists of nine directorships divided into three classes: three Class I directors, three Class II directors and two Class III directors. There currently is a vacancy on the Board for one of the Class III directorships, as a result of the passing of our founder and director, Mr. Louis L. Borick, on November 28, 2011.

Unless instructed otherwise, the persons named in the proxy will vote the shares for the election of the nominees named within this proxy as Class I directors. Although it is not contemplated that any nominee will decline or be unable to serve, the shares will be voted by the proxy holders in their discretion for another person if this should happen.

Information Regarding Director Nominees

Ms. Margaret S. Dano and Messrs. Philip W. Colburn and Timothy C. McQuay are currently serving as Class I directors. Ms. Dano and Mr. Colburn were elected at the 2009 Annual Meeting of Shareholders for a term of office expiring at the 2012 Annual Meeting. Mr. McQuay was appointed on November 10, 2011 to a Class I vacancy for a term of office expiring at the 2012 Annual Meeting.

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Superior Industries International, Inc.	2012 Proxy Statement

The Board of Directors recommends all of the nominees for re-election.

For each nominee and for each of the other directors who will continue in office after the Annual Meeting, shown below and in the tables elsewhere in this Proxy Statement are the name, age, principal business or occupation, the year in which each first became a director of the Company, committee memberships, ownership of equity securities of the Company and other information.

Each of the following people are nominated for re-election as Class I directors to serve a three-year term ending at the 2015 Annual Meeting and until their successors are elected and qualified.

Philip W. Colburn

Mr. Colburn has more than 40 years of business experience as an entrepreneur, senior executive, CEO and Chairman of privately held and public companies. Mr. Coburn retired as the Chairman of Allen Telecom, Inc., a New York Stock Exchange listed manufacturer of wireless equipment to the global telecommunications industry, in July 2003. He held this position since 1988. He also served as CEO of the company from 1988 to 1993. A CPA, Mr. Colburn has a B.S. from UCLA in Finance and a Masters in Economics from the University of Denver. Mr. Colburn has been a director of nine different public companies. He has expertise in senior management, finance, management of foreign and domestic automotive operations, and transactional negotiation and brings this experience and insight to the Board. Mr. Colburn serves on our Audit and Nominating and Corporate Governance Committees of the Board of Directors.

Margaret S. Dano

On May 21, 2010, Ms. Dano was elected to the position of Lead Director for Superior. Ms. Dano brings to this position over 30 years of experience in large, industry leading companies. Ms. Dano was Vice President, Worldwide Operations of Garrett Engine Boosting Systems, a division of Honeywell International, Inc., from June 2002 until her retirement from that position in 2005. From April 2002 to June 2002, she was Vice President, Global Operations, Automation and Controls Solutions of Honeywell. She was Vice President, Supply Chain, Office Products of Avery Dennison Corporation from January 1999 to April 2002, and was Avery Dennison’s Vice President, Corporate Manufacturing and Engineering from 1997 to 1999. Previously, she was Vice President, Operations Accessories, North America, of Black & Decker Corporation, and she served as a Program Manager, Product Manager and Plant Manager for General Electric Corporation for a five-year period in the early 1990s. Ms. Dano received a B.S.M.E. in mechanical-electrical engineering from the General Motors Institute of Technology and Management. She is currently the Lead Director and a member of the Compensation Committee for International Container Services, a provider of reusable container solutions in the United States. She has served on the Board, Audit, Compensation and Governance committees of Fleetwood Enterprises, and the Board, Lead Director and Chair of the Compensation Committee for Anthony International. Ms. Dano brings expertise in strategic planning, product management, start-up and global operations, and cost and quality improvements to our Board, and also chairs our Nominating and Corporate Governance Committee and serves on our Audit Committee.

Timothy C. McQuay

Mr. Timothy C. McQuay brings with him nearly 30 years of financial advisory experience to the Board. He has served as Managing Director, Investment Banking with Noble Financial Capital Markets, an investment banking firm, since November 2011. Previously, he served as Managing Director, Investment Banking with B. Riley & Co., an investment banking firm, from September 2008 to November 2011. From August 1997 to December 2007, he served as Managing Director – Investment Banking at A.G. Edwards & Sons, Inc. From May 1995 to August 1997, Mr. McQuay was a Partner at Crowell, Weedon & Co. and from October 1994 to August 1997 he also served as Managing Director of Corporate Finance. From May 1993 to October 1994, Mr. McQuay served as Vice President, Corporate Development with Kerr Group, Inc., a New York Stock Exchange listed plastics manufacturing company. From May 1990 to May 1993, Mr. McQuay served as Managing Director of Merchant Banking with Union Bank. Mr. McQuay received an A.B. degree in economics from Princeton University and a M.B.A. degree in finance from the University of California at Los Angeles. He also serves as the Chairman of the Board of Directors of BSD Medical, Inc. and as the Chairman of the Board of Meade Instruments Corp. Mr. McQuay’s qualifications to serve on the Board include, among others, his extensive business and financial experience and his public company board experience, which includes extensive experience on compensation and audit committees. Mr. McQuay also brings to the Board valuable insight into corporate finance, corporate strategy and risk management that he has gained from his 30 years of experience in the investment banking and financial services industries. Effective January 27, 2012, Mr. McQuay was elected to our Audit and Compensation and Benefits Committees.

Vote Required and Board Recommendation

The three people receiving the largest number of “yes”

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Superior Industries International, Inc.	2012 Proxy Statement

votes will be elected as Class I directors. Under California law, since there is no particular percentage of either the outstanding shares or the shares represented at the meeting required to elect a director, abstentions and broker non-votes will have no effect on the election of our Class I directors. Shares subject to such abstentions will be counted and shares subject to broker non-votes will not be counted in determining whether there is a quorum for taking shareholder action under California law and our Restated Bylaws. However, our Corporate Governance Guidelines require that in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation following certification of the shareholder vote. The Nominating and Corporate Governance Committee and the Board must then decide whether or not to accept the tendered resignation, culminating with a public disclosure explaining the Board’s decision and decision-making process.

The superior Board of Directors UNANIMOUSLY recommends A VOTE

FOR the ELECTION OF THESE Nominees
AS class I directors.

Class II and Class III Directors

Directors in the other two classes of directors whose terms are not expiring at the Annual Meeting are as follows:

Class II —	Serving until the 2013 Annual Meeting of Shareholders and until their respective successors are elected and qualified:

Sheldon I. Ausman

Mr. Ausman chairs our Audit Committee and serves on our Compensation and Benefits Committee of the Board of Directors. For 34 years, Mr. Ausman was with the international firm of Arthur Andersen, accountants and auditors. He retired as the Managing Partner of the Southwest United States, Australia, and New Zealand offices. He also served as a member of the firm’s Board of Partners and various other committees. Prior to reaching retirement age, Mr. Ausman served on the Board of Northern Trust Bank of California and was a director of Allen Telecom, Inc., a New York Stock Exchange listed manufacturer of wireless equipment to the telecommunications industry. He currently is a Principal of Gumbiner Savett, Inc., a regional public accounting firm. In addition, he is a director of several nonprofit and privately owned companies. From 2007 to 2010, Mr. Ausman served as our Lead Director. He brings to Superior expertise in strategic transactions, accounting, financial reporting, and audit of manufacturing companies.

V. Bond Evans

Mr. Evans has over 37 years of domestic and international experience in engineering, manufacturing and general management disciplines, primarily in the aluminum industry. He graduated from General Motors Institute of Technology and Management and began his career with General Motors Diesel Ltd. Canada. In 1960, he joined Kawneer Company Canada Limited. He became President with responsibility for Canadian and European operations in 1968. He was named President of the parent company in 1970 with responsibility for worldwide operations. Following the acquisition of Kawneer, Inc. by Alumax, Inc., a New York Stock Exchange listed producer of aluminum, he held a succession of upper management positions in Alumax, becoming President and Chief Executive Officer of the company in 1991. Mr. Evans retired from Alumax in 1994. During his career Mr. Evans served as a Director and Committee Chairman of the Aluminum Association and the International Primary Aluminum Institute. Mr. Evans brings expertise in plant design and site selection, manufacturing industry engineering and management knowledge, and foreign and domestic labor, contract, and regulatory negotiation skills to the Board. He also chairs the Compensation and Benefits Committee of the Board of Directors.

Michael J. Joyce

Mr. Joyce has more than 30 years of experience in automotive and automotive related industries. He is currently a director of Auxilio, Inc., a print management service provider to the health care industry, where he chairs their Compensation Committee. Prior to his retirement in 1998, Mr. Joyce was President, CEO and a principal owner of Pacific Baja Light Metals, Inc., a manufacturer of aluminum wheels and other machined aluminum castings for the automotive industry. Pacific Baja has manufacturing facilities in the United States and Mexico. From 1983 to 1990, Mr. Joyce was Group President of the Aluminum Wheel Group of the Kelsey-Hayes Company. From 1971 to 1983, Mr. Joyce held various management positions with Rockwell International, the last as Vice President and General Manager of its Western Wheel Division, a manufacturer of aluminum wheels. Mr. Joyce holds a degree in physics from Kent State University and a M.B.A. from Ohio State University. Mr. Joyce brings expertise to the Board in international manufacturing, operations and finance, aluminum foundry and machining equipment and operations, and also serves on the Compensation and Benefits Committee of the Board of Directors.

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Superior Industries International, Inc.	2012 Proxy Statement

Class III — Serving until the 2014 Annual Meeting of Shareholders and until their respective successors are elected and qualified:

Steven J. Borick

Mr. Steven J. Borick has been a member of the Board since 1981 and has served as its Chairman since 2007 and is responsible for the formulation of our overall strategic planning and that of our subsidiaries. He served as our President since 2003, and as our Chief Executive Officer since 2005. He joined us in January 1999, after serving on our Board for 18 years, and was appointed Vice President, Strategic Planning on March 19, 1999, and Executive Vice President on January 1, 2000. Prior to joining us, he was engaged in the oil exploration business for over 20 years as President of Texakota, Inc. and general partner of Texakota Oil Co. Mr. Steven Borick has also served on the Board of Directors of M.D.C. Holdings, Inc., a New York Stock Exchange listed company, for 25 years, since April 1987; he recently announced that he will not stand for re-election when his current term expires on May 21, 2012. Mr. Borick’s intimate knowledge of our business and operations provides the Board with company-specific experience and expertise.

Francisco S. Uranga

Mr. Uranga is Corporate Vice President and Chief Business Operations Officer for Latin America at Taiwan-based Foxconn Electronics, Inc., the largest electronic manufacturing services company in the world, where he is responsible in Latin America for government relations, regulatory affairs, incentives, tax and duties, legal, customs, immigration, and land and construction issues. From 1998 to 2004, he served as Secretary of Industrial Development for the state government of Chihuahua, Mexico. Previously, Mr. Uranga was Deputy Chief of Staff and then Chief of Staff for Mexican Commerce and Trade Secretary Herminio Blanco, where he actively participated in implementing the North American Free Trade Agreement and in negotiating key agreements for the Mexican government as part of the country's trade liberalization. Earlier, Mr. Uranga was Sales and Marketing Manager for American Industries International Corporation. He earned a B.B.A. in Marketing from the University of Texas at El Paso and a Diploma in English as a Second Language from Brigham Young University. Mr. Uranga brings expertise in Mexican-American relations and operations and regulatory compliance, helping us manage our plants in Mexico, which now account for the majority of our production. Mr. Uranga serves on our Nominating and Corporate Governance Committee of the Board of Directors.

The nominees for Class I directors and the additional directors in Class II and Class III are as follows:

	Name	Age	Principal Occupation	First Elected or Appointed as a Director
Nominees for Class I Directors	Philip W. Colburn	83	Retired Chairman, Allen Telecom, Inc.	1990
	Margaret S. Dano	52	Lead Director, Retired Vice President, Worldwide Operations of Garrett Engine Boosting Systems, a division of Honeywell International Inc.	2007
	Timothy C. McQuay	60	Managing Director, Investment Banking, Noble Financial Capital Markets	2011
Continuing Class II Directors	Sheldon I. Ausman	78	Principal, Gumbiner Savett, Inc., Certified Public Accountants and Business Advisors	1991
	V. Bond Evans	77	Retired President and Chief Executive Officer, Alumax, Inc.	1994
	Michael J. Joyce	69	Retired President and CEO, Pacific Baja Light Metals, Inc.	2005
Continuing Class III Directors	Steven J. Borick	59	Chairman of the Board, Chief Executive Officer and President	1981
	Francisco S. Uranga	48	Corporate Vice President and Chief Business Operations Officer for Latin America, Foxconn Electronics, Inc.	2007

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Superior Industries International, Inc.	2012 Proxy Statement

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Selection of Nominees for Director

It is the policy of the Board, as set forth in the Company’s Corporate Governance Guidelines, to select director nominees who possess personal and professional integrity, sound business judgment, a willingness to devote the requisite time and energies to their duties as director, and relevant experience and skills to be an effective director in conjunction with the full Board in collectively serving the long-term interests of the Company’s shareholders. Board members are evaluated and selected based on their individual merit as well as in the context of the needs of the Board as a whole.

The Nominating and Corporate Governance Committee is responsible for identifying, reviewing, and recommending for the Board’s selection qualified individuals to be nominated for election or re-election to the Board, consistent with the criteria set forth in the Company’s Corporate Governance Guidelines. The Nominating and Corporate Governance Committee, in conducting such evaluation, may also take into account such other factors as it deems relevant.

The Nominating and Corporate Governance Committee annually reviews the appropriate experience, skills and characteristics required of Board members in the context of the current membership of the Board to determine whether the Board would better be enhanced by the addition of one or more directors. This review includes, among other relevant factors in the context of the perceived needs of the Board at that time, issues of experience, reputation, judgment, diversity and skills. Although the Nominating and Corporate Governance Committee does not have a diversity policy for the selection of nominees for director, the Nominating and Corporate Governance Committee does consider diversity when identifying director nominees. For this purpose, the Nominating and Corporate Governance Committee considers not only race, gender and ethnicity, but also differences in viewpoint, professional and business experience, education and skill, among other criteria.

Prior to nominating an existing director for re-election to the Board, the Nominating and Corporate Governance Committee considers and reviews the existing director’s Board and committee meeting attendance and performance, length of Board service, and independence, as well as the experience, skills and contributions that the existing director brings to the Board. Further, the Nominating and Corporate Governance Committee receives disclosures relating to a director’s independence and assists the Board in making determinations as to the independence of the directors. The Nominating and Corporate Governance Committee also reviews periodically the composition and structure of the Board as a whole.

From time to time, the Nominating and Corporate Governance Committee may engage outside search firms to assist it in identifying and contacting qualified director candidates.

Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as director at a meeting by providing written notice of such shareholder's intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, to the Corporate Secretary of the Company not later than 120 days in advance of an annual meeting of shareholders, and with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. A shareholder notice must contain the following information:

•	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;
•	a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
•	a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;
•	such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and
•	the consent of each nominee to serve as a director of the corporation if so elected.

The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with these procedures, and the nomination shall be void.

The Nominating and Corporate Governance Committee recommended the directors nominated by the Board for election at the Annual Meeting. When a member of the

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Nominating and Corporate Governance Committee is under consideration for nomination, the nominee typically recuses himself or herself from the discussion and abstains from the voting on the recommendation.

The Company’s policies and procedures regarding the selection of director nominees are described in detail in the Company’s Corporate Governance Guidelines and the Nominating and Corporate Governance Committee Charter, which are available on the Company’s website at http://www.supind.com/investor/finrpt.aspx.

Board Leadership Structure and Risk Oversight

As is common practice among public companies in the United States, our Board has appointed the Company’s Chief Executive Officer to serve as Chairman of the Board. The Board’s leadership structure has combined the positions of Chairman and CEO since the Company was founded, except for a two-year transition period when our founder, Mr. Louis Borick, continued as Chairman and Mr. Steven Borick was our CEO. Mr. Steven Borick has served as Chairman and CEO since May, 2007.

The Board believes that combining the Chairman and CEO roles provides more consistent communication and coordination throughout the organization, which results in a more effective and efficient implementation of corporate strategy and is important in unifying the Company’s strategy behind a single vision. In addition, we have found that our CEO is the most knowledgeable member of the Board regarding risks the Company may be facing and, in his role as Chairman, is able to facilitate the Board’s oversight of such risks. If a structure was established that required an independent director to serve as Chairman, the Board believes it would impair its ability to select the most qualified individual to serve as Chairman. This would not be in the best interests of the Company and its shareholders.

When Mr. Steven Borick was elected as Chairman, the independent directors of the Board also designated an independent Lead Director. The position of Lead Director is currently held by Ms. Margaret Dano. As Lead Director, Ms. Dano has the authority and responsibility to:

•	Preside at the executive sessions of the independent directors;
•	Advise the Chairman regarding the agenda, structure, schedule, appropriate length of Board meetings and materials to be provided to directors;
•	Assign tasks to appropriate committees in consultation with the Chairman;
•	Recommend committee appointments to the Nominating and Corporate Governance Committee;
•	Facilitate the annual review of the CEO’s performance together with the Chair of the Compensation and Benefits Committee; and
•	Serve as an independent point of contact for shareholders.

With the exception of the Chairman, the Lead Director and the remaining six directors are all independent. Thus, more than three-fourths of the Board of Directors consists of independent directors. This independent majority and our governance practices provide an effective and independent oversight of management.

Regarding risk oversight, the Company’s internal audit department provides both management and the independent Audit Committee, which discusses and oversees policies with respect to risk assessment and risk management, with ongoing assessments of the Company’s risk management processes and system of internal control and the specific risks facing the Company. The Audit Committee reports regularly to the Board, as provided in its charter. In addition, the Audit Committee identifies and requires reporting on areas perceived as potentially posing risk to the Company’s business. Furthermore, the Compensation and Benefits Committee oversees the risks relating to the Company’s compensation policies and practices and the Nominating and Corporate Governance Committee oversees management development and leadership succession at the Company.

For the foregoing reasons, the Board believes that its leadership structure provides an appropriate balance between the need for strategic leadership by our Chairman and CEO, and the oversight, objectivity and independence of the Lead Director and non-management directors. Further, the Board believes its leadership structure is appropriate given the Company’s specific circumstances, the management of risk and the Board’s administration of its oversight function.

Committees and Meetings of the Board of Directors; Director Independence

The Board of Directors of the Company held five regularly scheduled meetings in 2011. Each director attended all meetings of the Board of Directors and the committees of the Board on which they served during 2011. In addition to formal meetings, the Board may, from time to time, hold informal telephonic conferences for management to update the Board on new events. These conference calls provide the Board an opportunity to ask questions of management. The conference calls, when they occur, are informal in nature, and do not have an

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agenda. No compensation is provided to the Board members for their participation in such calls. Although the Company has no formal policy with regard to Board members’ attendance at its annual meeting of shareholders, it is customary for the Company’s directors to attend. All of the Company’s directors attended the Company’s 2011 Annual Meeting of Shareholders. In addition to meeting as a group to review the Company’s business, certain members of the Board of Directors also devote their time and talents to certain standing committees. Current committees of the Board of Directors of the Company and the respective members are discussed below.

Audit Committee

The Audit Committee’s functions include direct responsibility for:

•	appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged to audit the Company’s financial statements or to perform other audit, review or attestation services for the Company,
•	discussing with the independent auditors their independence,
•	reviewing and discussing with the Company’s independent auditors and management the Company’s audited financial statements,
•	recommending to the Company’s Board of Directors whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the previous fiscal year, and
•	discussing with management the company’s risk assessment and risk management practices, including risk relating to the Company’s financial statements and financial reporting processes.

The Audit Committee is composed of Sheldon I. Ausman (Committee Chair), Philip W. Colburn, Margaret S. Dano and Mr. Timothy C. McQuay, who was elected as of January 27, 2012. Messrs. Ausman, Colburn and McQuay and Ms. Dano are independent as that term is defined in Section 303A.02 of the New York Stock Exchange’s Corporate Governance Rules and the Exchange Act Rules. The Board has determined that Mr. Ausman is an “audit committee financial expert” as defined by SEC rules based upon, among other things, his accounting background and experience. The Audit Committee met four times in 2011. See also Audit Committee Report on page 29 in this Proxy Statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s functions include:

•	assisting the Board in identifying qualified individuals to become directors,
•	recommending to the Board qualified director nominees for election at the annual meeting of shareholders,
•	determining membership on Board committees,
•	reviewing and recommending amendments to the Corporate Governance Guidelines, and
•	oversight of annual self-evaluations by the Board.

The Nominating and Corporate Governance Committee is composed of Margaret S. Dano (Committee Chair), Philip W. Colburn and Francisco S. Uranga. Ms. Dano and Messrs. Colburn and Uranga are independent as that term is defined under the New York Stock Exchange’s Corporate Governance Rules. The Nominating and Corporate Governance Committee met three times in 2011.

Compensation and Benefits Committee

The Compensation and Benefits Committee’s functions include:

•	review and approval of compensation for the Company’s officers and key employees,
•	administration of the Company’s 2008 Equity Incentive Plan, and
•	review and evaluate the risks involved in the Company’s Compensation policies and practices.

The Compensation and Benefits Committee consists of V. Bonds Evans (Committee Chair), Sheldon I. Ausman, Michael J. Joyce and Timothy C. McQuay, who was elected as of January 27, 2012. Messrs. Ausman, Evans, Joyce and McQuay are independent as that term is defined under the New York Stock Exchange’s Corporate Governance Rules. The Compensation and Benefits Committee met three times during 2011. The Compensation and Benefits Committee may form and delegate authority to subcommittees when it determines that such action is appropriate under the circumstances See also Compensation Committee Report on page 19 in this Proxy Statement. Additional information regarding the Compensation and Benefits Committee’s processes and procedures for the consideration and determination of executive compensation is provided in the Compensation Discussion and Analysis on page 11 in this Proxy Statement.

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Other Committees; Committee Charters

In addition to its standing committees, the Board of Directors may on occasion form a committee for a discrete purpose, such as the consideration of the settlement of a lawsuit or the approval of a transaction. The Board of Directors has adopted a written charter for each of the Audit Committee, the Compensation and Benefits Committee, and the Nominating and Corporate Governance Committee, which charters are available on the Company’s website at www.supind.com/investor/BOC.aspx.

Non-Management Executive Sessions

Non-management directors meet generally before or after regularly scheduled meetings of the Board of Directors. The Lead Director, Ms. Dano, chairs these sessions.

Communications with Directors

Shareholders and interested parties wishing to communicate directly with the Board of Directors, the Chairman of the Board, the Lead Director, the Chair of any committee, or the non-management directors as a group about matters of general interest to shareholders are welcome to do so by writing the Company’s Corporate Secretary at Superior Industries International, Inc., 7800 Woodley Avenue, Van Nuys, California 91406. The Corporate Secretary will forward these communications as directed. Before submitting proposals for consideration at a meeting of shareholders, the Company strongly encourages shareholders to commence a dialogue with the Board of Directors, as the Board may be able to address the shareholder’s concerns without the necessity of a shareholder vote.

Corporate Governance Guidelines

The Board believes in sound corporate governance practices and has adopted formal Corporate Governance Guidelines to enhance its effectiveness. Our Board has adopted these Corporate Governance Guidelines in order to ensure that it has the necessary authority and practices in place to fulfill its role of management oversight and monitoring for the benefit of our shareholders. The Corporate Governance Guidelines set forth the practices our Board will follow with respect to, among other areas, director qualification and independence, board and committee meetings, involvement of and access to management, and Chief Executive Officer performance evaluation and succession planning. The Corporate Governance Guidelines are publicly available on the Company’s website at: http://www.supind.com/investor/CorporateGovernance.aspx.

Code of Conduct

The Company has adopted a Code of Conduct, a code of ethics that applies to all of the Company's directors, officers and employees. The Code of Conduct is publicly available on the Company’s website at http://www.supind.com/investor/CodeConduct.aspx. Any amendments to the Code of Conduct or grant of any waiver from a provision of the code to any director or officer will be disclosed on the Company's website within five days of a vote of the Board of Directors or a designated Board committee that such an amendment or waiver is appropriate, and shall otherwise be disclosed as required by applicable law or New York Stock Exchange rules.

Transactions with Related Persons

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

The Audit Committee, pursuant to the Audit Committee Charter approved by our Board, has oversight for reviewing material transactions, contracts and agreements, including related person transactions. The Audit Committee Charter requires that management of the Company inform the Audit Committee of all related person transactions. In addition, our Code of Conduct requires our directors, officers and employees to report actual and potential conflicts of interest. Directors and officers are required to report such information to the Chairman of the Nominating and Corporate Governance Committee.

Our Board and the Nominating and Corporate Governance Committee annually review any related person transaction involving a director in determining the independence of our directors pursuant to our Corporate Governance Guidelines, SEC rules and the New York Stock Exchange listing standards.

Related Person Transactions

Superior’s main office located at 7800 Woodley Avenue, Van Nuys, California, is subleased from The Louis L. Borick Trust and the Nita Borick Management Trust. The trusts are respectively controlled by Mr. Steven Borick, who is a director and CEO of the Company, and Nita Borick, who is the mother of Mr. Steven Borick. The current sublease expires in 2015, and the Company holds two options to renew: one for an additional five-year period, and one for an additional five-year, nine month period. During fiscal year 2011, Superior paid approximately $424,695 in rentals under the land and building leases. The Company believes this transaction was on terms that are fair to the Company and could have been obtained on similar terms from an unrelated third party.

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Superior Industries International, Inc.	2012 Proxy Statement

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Last year, as a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Company’s shareholders were provided with their first opportunity to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s Named Executive Officers (as defined below in Compensation Discussions and Analysis). At the 2011 Annual Meeting of Shareholders, shareholders accounting for over 97% of the shares of Common Stock of the Company that voted at 2011 Annual Meeting voted to approve the compensation of the Company’s Named Executive Officers. This year, the Company again seeks your advisory vote and asks that you support the compensation of the Named Executive Officers as disclosed in this proxy statement.

As described in detail under “Compensation Discussion and Analysis,” our compensation programs are designed to motivate our executives to create a successful company. We believe that our compensation program, with its balance of short-term incentives and long-term incentives (including equity awards that vest over three to four years) and new share ownership requirements through restricted stock awards, reward sustained performance that is aligned with long-term shareholder interests.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to express their views on the compensation of its Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s Named Executive Officers described in this proxy statement.

Accordingly, the Board invites you to review carefully the Compensation Discussion and Analysis beginning on page 11 and the tabular and other disclosures on compensation under Executive Compensation beginning on page 19, and cast a vote to approve the Company’s executive compensation programs through the following resolution:

“Resolved, that shareholders approve the compensation of the Company’s Named Executive Officers, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables, and any narrative executive compensation disclosure contained in this proxy statement.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation and Benefits Committee or the Board of Directors. The Board of Directors and the Compensation and Benefits Committee value the opinions of the Company’s shareholders and, to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, the Board will consider the shareholders’ concerns and the Compensation and Benefits Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required and Board Recommendation

Approval on an advisory basis of this proposal requires the affirmative vote of a majority of shares of Common Stock represented and voting at the Annual Meeting at which a quorum is present, together with the affirmative vote of at least a majority of the required quorum. Shares of Common Stock that are voted “FOR,” “AGAINST” or “ABSTAIN” on the proposal are treated as being present at the Annual Meeting for purposes of establishing the quorum, but only shares of Common Stock voted “FOR” or “AGAINST” are treated as shares of Common Stock “represented and voting” at the Annual Meeting with respect to the proposal. Accordingly, abstentions will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. However, abstentions and broker non-votes will not be counted for purposes of determining the number of shares “represented and voting” with respect to the proposal.

THE SUPERIOR BOARD OF DIRECTORS
UNANIMOUSLY RECOMMENDS

THAT YOU VOTE FOR PROPOSAL 2.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In this Compensation Discussion and Analysis (this “CD&A”), we provide an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our top executive officers, and the material factors that we considered in making those decisions. Following this CD&A, under the heading Executive Compensation on page 19 you will

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find a series of tables and narrative disclosure containing specific data about the compensation earned in 2011 by the following individuals, whom we refer to as our Named Executive Officers:

•	Steven J. Borick – Chairman, Chief Executive Officer and President;
•	Kerry A. Shiba – Executive Vice President and Chief Financial Officer;
•	Michael J. O’Rourke – Executive Vice President – Sales, Marketing and Operations;
•	Parveen Kakar – Senior Vice President, Corporate Engineering and Product Development; and
•	Robert A. Earnest – Vice President, General Counsel and Corporate Secretary.

Executive Summary

Our Business. Superior Industries International, Inc. is headquartered in Van Nuys, California. Our principal business is design and manufacture of aluminum road wheels for sale to original equipment manufacturers (“OEM”). We are one of the largest suppliers of cast and forged aluminum wheels to the world’s leading automobile and light truck manufacturers, with wheel manufacturing operations in the United States and Mexico. The Company was founded by Louis L. Borick, who is succeeded by his son, Mr. Steven J. Borick, as the Chairman, Chief Executive Officer and President of the Company.

Our Business Strategy and Evolution of the OEM Industry. Beginning with the third quarter of 2008, the automotive industry was negatively impacted by the continued dramatic shift away from full-size trucks and SUVs caused by continuing high fuel prices, rapidly rising commodity prices and the tightening of consumer credit due to the then deteriorating financial markets. Our OEM customers announced unprecedented restructuring actions, culminating in the bankruptcy reorganizations of Chrysler and GM in 2009.

We took steps to manage our costs and rationalize our production capacity after this downturn in our industry, including closures of manufacturing facilities in Kansas, and California, along with significant workforce reductions in our other North American plants. We continue to strive to increase our operating margins from current operating levels by aligning our plant capacity with industry demand and aggressively implementing cost-saving strategies to enable us to meet customer-pricing expectations.

These cost-saving measures, as well as the turn-around experienced in the North American automobile industry in 2010 and 2011, were significant to our operating and financial results for 2011. However, competitive pricing pressures, difficulties commercializing new product programs and operating issues occurring during sustained high-volume production in 2011, as compared to 2010, resulted in increased production and sales, but declining profitability, as demonstrated by the following:

•	Wheel unit shipments increased by 700,000 units to 11.7 million in 2011;
•	Total revenues increased $102.7 million over 2010;
•	Gross profit decreased by $22.1 million to $67.1 million from a gross profit of $89.2 million in 2010;
•	Although, net income and earnings per share increased to $67.2 million and $2.46 per diluted share from net income of $51.6 million and income per share of $1.93 in 2010, this included a $25.2 million tax benefit resulting primarily from released valuation allowances for U.S. and Mexico deferred tax assets; and
•	Our closing stock price decreased from $21.22 on December 31, 2010 to $16.54 on December 31, 2011.

Reflective of our compensation philosophy of pay for performance, the short- and long-term compensation of our Named Executive Officers in 2011 correlated directly with the decline in our financial performance in 2011 compared to 2010 and the decrease in our stock price during 2011. For example:

•	For 2010, the annual bonus plans for our CEO and other Named Executive Officers directly correlated to targeted increases in adjusted pretax income, coupled with an individual performance component. For 2011, we changed the metrics in the annual bonus plans for our CEO and other Named Executive Officers to targeted increases in earnings before interest, tax, depreciation and amortization or “EBITDA”, coupled with an individual performance component. We believe that using EBITDA as a financial performance measure in the bonus plans helps to focus management on operational efficiencies that will result in improved financial results, since EBITDA is a measure of core operating performance, without considering matters such as interest income or expense, taxes, or depreciation and amortization, which generally do not impact operational efficiencies.

•	Similarly, the value of equity awards granted to our Named Executive Officers in 2011 and prior years decreased directly with the decrease in our stock price in 2011, illustrating a close alignment of the

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financial interests of management and our other shareholders.

Continuous Improvement in Compensation Practices. Our Compensation and Benefits Committee (the “Compensation Committee”) is mindful of evolving practices in executive compensation and corporate governance. The following are some of our recently-implemented and long-standing compensation practices that we believe contribute to good governance. For example:

•	We do not provide tax gross-up protection for change in control excise taxes or for any other compensation to our Named Executive Officers.
•	None of our Named Executive Officers, other than our CEO, has an employment agreement.
•	The change in control definition contained in our 2008 Equity Incentive Plan, our Executive Change in Control Severance Plan and our CEO Employment Agreement is not a “liberal” definition that would be activated on mere shareholder approval of a transaction.
•	Our 2008 Equity Incentive Plan expressly prohibits repricing of options or stock appreciation rights (directly or indirectly) without prior shareholder approval.
•	Our annual incentive plans, including the shareholder-approved CEO Annual Incentive Performance Plan, are performance-based and have appropriate caps on bonus payouts. We have no history or intention of changing performance metrics mid-year.
•	None of our directors or executive officers engages in hedging activities involving Company stock. Moreover, our insider trading policy expressly prohibits any employee or director from engaging in hedging activities involving Company stock, such as collars, forward sales, equity swaps or other similar arrangements.

Brief Summary of Our Compensation Program for 2011. The following provides a brief overview of our fiscal 2011 compensation program as detailed later in this CD&A:

•	The main objectives of our compensation program continue to be paying for performance, aligning our Named Executive Officers' interests with those of our shareholders, and attracting and retaining qualified executives who can help us achieve and expand our business objectives.
•	During 2011, we took the following actions with respect to our executive compensation program: (i) we introduced a new executive change in control severance plan for our Named Executive Officers to help ensure their retention in the event of a change in control of the Company, (ii) we froze our salary continuation plan so that it is closed to new participants, and (iii) we instituted a new short-term incentive program for 2011 to provide annual cash bonuses contingent on the attainment of targeted levels of EBITDA.
•	The Compensation Committee engaged a compensation consultant in Fall of 2011 to provide in 2012 expertise on program design and implementation. Our Chief Executive Officer also provides input on compensation programs and policies and makes recommendations to the Compensation Committee with regard to compensation for our Named Executive Officers other than himself.
•	The total direct compensation awarded to our Named Executive Officers for 2011 consisted of base salary, annual cash incentive bonuses, stock options and restricted stock awards.
•	We encourage alignment of our Named Executive Officers' interests with those of our shareholders through the award of long-term equity grants. In fiscal 2011, our CEO received an equity grant consisting 100% of stock options that vest over four years. Our other Named Executive Officers received equity grants consisting of stock options (ranging from 55.5% to 57.1% of the equity grant) and restricted stock (ranging from 42.9% to 44.5% of the equity grant) which, in each case, vest ratably over a three-year period.
•	Our CEO has an employment agreement with the Company that was amended on March 18, 2011, to provide him a right to a severance payment of one year’s base salary upon his termination without cause (or three years’ base salary for involuntary termination within one year following a change in control of the Company). We do not provide a gross up for taxes.
•	On March 18, 2011, our Board of Directors adopted the Executive Change in Control Severance Plan. This plan helps ensure retention of our Named Executive Officers in the event of a change in control of the Company, and entitles them to a severance payment of two year’s base salary, plus annual target bonus, for involuntary termination within two years of a change in control of the Company.

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•	Following a compensation risk assessment, described on page 18, the Compensation Committee determined that the Company’s compensation plans, programs and policies do not encourage employees to take risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Philosophy and Objectives

Our executive compensation programs are designed to recruit, retain and motivate experienced and qualified executive talent. They are designed to reward the achievement of annual and long-term strategic goals, with the ultimate objective of creating shareholder value. This results in a significant portion of the compensation paid to the Named Executive Officers being tied to our financial performance and the future value of our common stock. However, we also recognize that we must have the ability to compete successfully for exceptional executives. Therefore, in addition to being strategically focused, it is essential to provide compensation that is competitive when compared to similar positions at comparable companies.

In designing and administering the compensation programs of the Named Executive Officers, the Compensation Committee attempts to strike a balance among the above elements, which are discussed in more detail below. The Compensation Committee considers the pay practices of comparable companies to determine the appropriate pay mix and compensation levels, as well as our own specific short and long-term strategic objectives. The following section describes the various methods the Compensation Committee uses in its design, administration and oversight of the compensation programs for the Named Executive Officers.

Methodology for Establishing Compensation

The Compensation Committee has direct responsibility for making recommendations to the Board regarding the approval, amendment or termination of our executive compensation plans and programs. However, the Compensation Committee establishes the annual compensation of our Chairman and CEO. It also reviews the compensation for our other executive officers and makes recommendations to the Board of Directors. The Compensation Committee has the authority to retain the services of outside advisors and experts.

Consistent with its charter, the Compensation Committee is composed of four directors. Each member of the Compensation Committee is independent, as determined by our Board of Directors and based on the New York Stock Exchange listing standards. Their independence from management allows the Committee members to apply independent judgment when designing and overseeing our compensation program and in making pay decisions.

Setting Executive Compensation

The Compensation Committee is responsible for establishing the annual compensation of our CEO. For the remaining Named Executive Officers and other executives, the CEO recommends compensation levels and specific components of compensation. The Compensation Committee reviews these recommendations and adjusts them as it deems appropriate before approving or recommending any changes to either the CEO or Board of Directors.

As a result of bankruptcies of a number of our historical competitors and automotive OEM suppliers generally, and increased foreign competition, the Compensation Committee is not currently able to identify a direct peer group for comparing the Company’s compensation practices. Instead, the Compensation Committee reviews broad-based third-party compensation surveys covering a wide array of public companies, some larger and some smaller than we are, to obtain a general understanding of current compensation practices. In 2011, the Compensation Committee relied primarily on the published surveys of Towers Watson Data Service (for all for-profit organizations with 2,500 employees or more located on the West Coast), Salary.com, Inc. (for durable goods manufacturers with revenues between $500 million and $1 billion located either in the state or metropolitan area where the Named Executive Officer is based) and Economic Research Institute (for all industries with revenue of $1 billion or less in the Named Executive Officers’ metropolitan area). These compensation surveys provide valuable data for subjective review and confirmation of the equanimity of the salaries paid to the Named Executive Officers. The data also gives the Compensation Committee valid information concerning market pay practices regarding the pay mix among base salary, annual bonus and long-term incentives. The Compensation Committee may diverge from the survey data to recognize unique situations.

The Compensation Committee is focused on putting more structure and performance orientation into the Company’s annual and long-term incentive programs. In 2011, this resulted in changes to the Company’s annual incentive plan designed to focus Company management on metrics that promote creation of shareholder value. Specifically, we believe that using EBITDA as a financial performance measure in the bonus plans helps to focus management on operational efficiencies that will result in improved financial results, since EBITDA is a measure of core operating performance, without considering matters such as interest income or expense, taxes, or depreciation

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and amortization, which generally do not impact operational efficiencies. Additionally, the Compensation Committee has retained in Fall of 2011 the consulting firm of Farient Advisors LLC to assist the Compensation Committee in evaluating the competitiveness of the Company’s executive compensation program and to add greater structure and performance orientation to the Company’s equity incentive programs in 2012 by linking opportunity to specific long-term financial objectives consistent with value creation and the Company’s business strategy. Farient Advisors LLC also provided incidental compensation consulting services to the Company in late 2011.

2011 Executive Compensation Components

For the fiscal year ended December 25, 2011, the principal components of compensation for Named Executive Officers were:

•	Base salary;
•	Performance-based annual incentive compensation;
•	Long-term equity incentive compensation;
•	Retirement and similar benefits; and
•	Other benefits.

The Compensation Committee does not use a specific formula for allocating compensation among the various components. Instead, the Compensation Committee considers market pay practices and whether the total compensation package is fair, reasonable and in accordance with the interests of our shareholders.

Base Salary

Base salary provides a fixed element of compensation that competitively rewards the executive’s skills, experience and contributions to the Company. The base salary of our CEO was established in his employment agreement effective January 1, 2005, at a minimum of $750,000. Effective January 1, 2008, the Compensation Committee increased Mr. Steven Borick’s annual base salary to $850,000. Mr. Steven Borick’s annual base salary remained at this level for 2011.

For Named Executive Officers other than the CEO, base salary adjustments are based on recommendations of the CEO to the Compensation Committee, taking into account the executive’s performance. In setting 2011 salaries, the CEO and the Compensation Committee reviewed the analysis and findings of the compensation consultant, as well as executive officer compensation survey data from Towers Watson Data Service, Salary.com, Inc., and the Economic Research Institute. Compensation data is obtained from these sources to ensure that we continue to reward our principal executives with competitive compensation.

Base salaries for Named Executive Officers other than the CEO are generally adjusted when deemed necessary to meet market competition or when appropriate to recognize increased responsibilities. The last such adjustment for each of the Named Executive Officers was March 7, 2011, for all Named Executive Officers except Mr. Shiba, whose last adjustment was July 7, 2011. The magnitude of such adjustments ranged from 2.5% to 7.7% in order to meet market competition and recognize increased responsibilities, as well as enhanced performance.

Performance-Based Annual Incentive Compensation

The 2011 short-term incentive programs were designed to provide a closer correlation to Company performance by using EBITDA as a payout metric, coupled with an individual performance component. Mr. Steven Borick, our President and CEO, earned a $350,000 bonus in 2011 CEO Annual Incentive Performance Plan (the “2011 CEO Bonus Plan”). Under the 2011 CEO Bonus Plan, Mr. Borick was eligible to receive a cash bonus ranging from 35% to 105% of his base salary depending on the Company’s level of achievement of EBITDA goals, set forth below, which were set by the Compensation Committee and approved by our Board of Directors. The 2011 CEO Bonus Plan contained fixed and discretionary components. A fixed amount, expressed as a percentage of base salary, was payable based on the level of EBITDA attained, but could be adjusted downward by 30% at the discretion of the Compensation Committee.

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Superior Industries International, Inc.	2012 Proxy Statement

The following table illustrates the minimum and maximum payout opportunities and amount paid under the 2011 CEO Bonus Plan:

EBITDA Goal ($)	% of EBITDA Target	Minimum Fixed % of CEO Salary Payable	Maximum Fixed % of CEO Salary Payable	Actual Fixed % of CEO Salary Earned	Total Amount Paid
-	< 50%	-	-	41.2%	$350,000
60,000,000	50%	24.5%	35%
69,718,879*	73.4%	36.4%	52%
80,000,000	100%	49.0%	70%
100,000,000	150%	73.5%	105%
-	>150%	73.5%	105%

* Actual 2011 EBITDA achieved.

In March 2011, the Company instituted a new Annual Incentive Performance Plan to provide annual cash incentives to our Named Executive Officers and other high ranking executives, other than the CEO. Under the Annual Incentive Performance Plan, each Named Executive Officer was eligible to receive a cash bonus ranging from 30% to 40% or more of his base salary depending on the Company’s earnings results as compared to the EBITDA target. The Annual Incentive Performance Plan contained fixed and discretionary components. A fixed amount, expressed as a percentage of base salary, was payable based on the level of EBITDA attained. Depending on achievement against pre-specified individual performance goals, the plan administrator may exercise discretion to increase or decrease the bonus earned by up to 20%.

The following table illustrates the payout opportunities and amounts paid under the fixed and discretionary component of the Annual Incentive Performance Plan for 2011:

EBITDA Goal ($)	% of EBITDA Target	Fixed % of Salary Payable	Maximum Discretionary % of Salary Payable	Fixed % of Salary Earned
-	< 50%	-	-
60,000,000	50%	12% - 16%	6% - 8%
69,718,879*	73.4%	18% - 24%	9% - 12%	23.6% - 31.2%
80,000,000	100%	24% - 32%	12% - 16%
100,000,000	150%	36% - 48%	18% - 24%
	> 150%	36% - 48%	18% - 24%

* Actual 2011 EBITDA achieved.

The following table shows the total amounts paid to the Named Executive Officers under the Annual Incentive Performance Plan for 2011, including the discretionary bonus amounts:

Name	Total Amount Paid	Amount Paid as % of Salary
K. Shiba	$102,000	29.1%
M. O’Rourke	$107,000	31.2%
P. Kakar	$52,500	23.7%
R. Earnest	$67,500	23.6%

For 2011, the Compensation Committee refined the short-term incentive program to use a payout matrix based on EBITDA, which provides for use of a consistent measure over time and allows for more consistent benchmarking. Individual executive targets, expressed as a percentage of salary, will be benchmarked against the market for a specific position, and participant awards will be distributed in direct proportion to the Company’s EBITDA achievement, with up to a positive or negative 20% adjustment for individual performance.

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Superior Industries International, Inc.	2012 Proxy Statement

The Compensation Committee believes that this type of program reinforces a Company culture based on team contribution towards results and provides a clear line of sight for participants to understand individual rewards.

Long-Term Equity Incentive Compensation

On May 30, 2008, our shareholders approved the 2008 Equity Incentive Plan to achieve four important goals:

•	Attract and retain qualified personnel for positions of substantial responsibility,
•	Motivate high levels of performance,
•	Recognize employee contributions to our success, and
•	Align the interests of plan participants with those of our shareholders.

Pursuant to this plan, the Compensation Committee has the authority to approve stock option awards, stock appreciation rights and stock awards in the form of either restricted stock or performance units. In 2010, for the first time, the Compensation Committee approved awards of restricted stock for Company officers, excluding the CEO. All ten officers received the same amount of restricted stock, totaling 4,000 shares each. In 2011, 19 officers and other management employees received restricted stock awards ranging from 750 to 3,000 shares. Stock option awards and restricted stock have been the only long-term equity incentive awards approved. However, the Compensation Committee continues to consider periodically other types of equity awards and re-evaluates whether such awards are consistent with our compensation philosophy and our shareholders’ interests.

The decision regarding how many stock options or shares of restricted stock are awarded to each Named Executive Officer is discretionary and is based on a number of factors:

•	market pay practices,
•	recent performance,
•	recent and expected contributions,
•	the number and timing of previous stock options awards granted and their exercise price, and
•	the total numbers of options to be granted.

Individual equity awards are based on recommendations of the CEO (other than with respect to his own awards), with the input of Human Resources, and then reviewed, adjusted as necessary, and approved by the Compensation Committee. The Compensation Committee considers market pay practices in this determination but does not solely rely on such data to identify the appropriate equity award levels. In granting equity awards, the Compensation Committee also considers our financial performance without regard to any specified formula.

Stock options awarded in 2011 vest one third per year commencing one year after the grant date. Although the Compensation Committee retains the authority to grant stock option awards using a different vesting schedule, such as performance-based vesting, the Compensation Committee selected time-based vesting for the current awards because of its stronger effect on the retention of executives which is particularly important in the current business environment for the OEM industry.

Restricted stock awards granted in 2011 vest one third per year commencing one year after the grant date. As with stock option awards, the Compensation Committee retains the authority to grant restricted stock using a performance-vesting schedule, but selected time-based vesting because of the stronger retention effect on executives. Because restricted stock continues to have value even if the stock price falls below the grant date value, restricted stock awards have even stronger retention value than stock options, which enjoy higher upside leverage but have no current value if the stock price falls below the exercise price.

The Compensation Committee typically considers equity grants for its Named Executive Officers and other key employees annually. The Committee decided in 2007 to set a fixed date for the issuance of annual equity awards. Thus, equity awards are now approved one week after the release of earnings for the first quarter of the fiscal year, provided that all material information that might impact our stock price has been publicly disclosed. In 2011, our annual equity awards were approved and granted to Named Executive Officers on April 29, 2011. Pursuant to his employment agreement, Mr. Steven Borick was also entitled to an annual stock option grant of 120,000 shares per year, which was granted on March 1, 2011.

For new employees, the Compensation Committee may approve an equity grant on the employee’s date of hire or as soon thereafter as is practicable. Further, the Compensation Committee reserves the authority to issue additional equity awards, as it may deem desirable. Pursuant to the 2008 Equity Incentive Plan, the exercise price for all stock options will be set at the closing stock price on the date of grant.

Retirement and Similar Benefits

Prior to 2008, we generally entered into Salary Continuation Agreements with our Named Executive Officers. In 2008, these individual agreements were

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Superior Industries International, Inc.	2012 Proxy Statement

subsumed by the Salary Continuation Plan. The Salary Continuation Plan provides that after having reached specified vesting dates and after reaching the age of 65 (or in the event of death while in our employ prior to separation from service), we will pay to the individual, upon ceasing to be employed by us for any reason, a benefit equal to 30% of the individual's final average compensation over the preceding 36 months. For employee participants, final average compensation includes only base salary. The benefit is paid bi-weekly and continues for the longer of 10 years or until death, provided death occurs more than 10 years after the employee’s retirement date. The rights of Messrs. S. Borick, O’Rourke and Kakar have vested under the Salary Continuation Plan, while the rights of Mr. Earnest will vest in August 2016. The Salary Continuance Plan was closed to new participants in 2011 and therefore, Mr. Shiba is not a participant.

All employees may participate in our tax-qualified Savings and Retirement Plan which is a 401(k) plan. For fiscal year 2011, we matched 100% of the first 1% of before-tax contributions made to the plan and 50% of such contributions over 1% and up to 6%. However, we did not match employee contributions in excess of the legal limit of $16,500 in 2011. Commencing January 1, 2008, all Company contributions are vested or will be 100% vested after two years of service.

Other Benefits

We provide our Named Executive Officers with incidental benefits that the Compensation Committee believes are reasonable and consistent with the competitive market. The primary benefits are an automobile allowance and life insurance benefits. In addition, the Named Executive Officers may participate in our health and welfare benefit plans that are available to other executives and employees. Mr. Steven Borick receives an annual car allowance and is permitted personal use of the Company aircraft, as specified in footnote 4 to the Summary Compensation Table on page 19.

Change in Control Severance Plan

The Named Executive Officers participate in the Executive Change in Control Severance Plan that was approved by the Compensation Committee on March 18, 2011. Pursuant to this plan, if the employment of a Named Executive Officer is terminated following a change in control, the Named Executive Officer will receive two years’ base salary plus the Named Executive Officer’s target annual bonus, paid in one lump sum within 60 days of termination. However, this benefit does not apply if the Named Executive Officer is entitled to receive a greater change in control payment under a different plan or agreement. The Company reviewed market practices and determined that the benefits provided pursuant to the Executive Change in Control Severance Plan will support retention efforts and encourage its Named Executive Offices to act in best interest of the shareholders.

There are no other benefits payable in the event of termination or change in control, except that our 2008 Equity Incentive Plan provides that all outstanding equity awards will become fully vested upon the occurrence of a change in control unless the award agreement provides otherwise or the award is assumed by the successor corporation.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”), limits deductibility of certain compensation for the chief executive officer and the three other executive officers (other than the chief financial officer) who are highest paid and employed at year-end to $1 million per year. If certain conditions are met, performance-based compensation may be excluded from this limitation. While we do not design our compensation programs solely for tax purposes, we do design our plans to be tax efficient for the Company where possible and where the design would not compromise our compensation philosophy or objectives.  For example, consistent with our compensation philosophy, the incentive compensation paid to the CEO and the deductibility of the compensation paid to the other Named Executive Officers in 2011 was not limited by Code Section 162(m).

Risk Assessment of Overall Compensation Program

The Compensation Committee has reviewed with management the design and operation of our incentive compensation arrangements for all managers and executive officers, including the performance objectives and target levels used in connection with incentive awards, for the purpose of assuring that these arrangements do not encourage inappropriate risk taking that could impose unnecessary or excessive risk to the value of our Company or the investments of our shareholders. In connection with such review, the Compensation Committee identified certain internal and external factors that comprise the Company’s primary business risks, and then reviewed the Company’s incentive compensation arrangements for the purpose of identifying any aspects of such programs that might encourage behaviors that could exacerbate the identified business risks. In conducting this assessment, the Compensation Committee considered the performance objectives and target levels used in connection with these incentive awards and also the features of the Company’s compensation program that are designed to mitigate compensation-related risk. Based on such assessment,

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Superior Industries International, Inc.	2012 Proxy Statement

the Compensation Committee concluded that the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT

The Compensation and Benefits Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation and Benefits Committee recommended to the Board of Directors and the Board of Directors approved the inclusion of this Compensation Discussion and Analysis in this Proxy Statement and the incorporation of it by reference in the Company’s Annual Report on Form 10-K.

BY THE COMPENSATION AND BENEFITS COMMITTEE OF THE BOARD OF DIRECTORS

V. Bond Evans - Committee Chair
Sheldon I. Ausman
Michael J. Joyce
March __, 2012	Timothy C. McQuay

executive compensation

Table 1 – Summary Compensation Table

Table 1 below summarizes the total compensation paid or earned by each of the Company’s Named Executive Officers for the fiscal years ended December 25, 2011, December 26, 2010, and December 27, 2009.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards (1)	Awards (2)	Compensation	Earnings (3)	Compensation (4)	Total
Principal Position	Year	$	$	$	$	$	$	$	$
Steven J. Borick	2011	$850,000	$—	$—	$625,645	$350,000	$417,399	$110,252	$2,353,296
Chairman, Chief Executive	2010	$850,000	$—	$—	$467,966	$850,000	$271,130	$273,689	$2,712,785
Officer and President	2009	$850,000	$—	$—	$684,209	—	$162,783	$83,817	$1,780,809
Kerry A. Shiba (5)	2011	$336,730	$—	$56,425	$75,115	$102,000	$—	$12,843	$583,113
Senior Vice President and	2010	$71,250	$—	$70,840	$102,707	$26,701	$—	$—	$271,498
Chief Financial Officer	2009	$—	$—	$—	$—	—	$—	$—	$—
Michael J. O'Rourke	2011	$341,196	$—	$67,710	$87,635	$107,000	$181,728	$18,559	$803,828
Executive Vice President - Sales,	2010	$331,875	$—	$65,280	$62,006	$174,957	$102,427	$25,438	$761,983
Marketing and Operations	2009	$291,250	$10,000	$—	$97,525	—	$56,480	$17,465	$472,720
Parveen Kakar	2011	$220,209	$—	$45,140	$56,337	$52,500	$102,710	$8,543	$485,439
Senior Vice President Corporate	2010	$208,077	$—	$65,280	$20,669	$96,750	$44,336	$14,919	$450,031
Engineering and Corp. Dev.	2009	$198,079	$10,000	$—	$29,682	—	$26,375	$7,071	$271,207
Robert A. Earnest	2011	$284,430	$—	$45,140	$56,337	$67,500	$135,270	$18,245	$606,922
Vice President - General	2010	$277,754	$—	$65,280	$20,669	$97,580	$63,237	$19,865	$544,385
Counsel and Corporate Secretary	2009	$260,078	$10,000	$—	$50,883	—	$32,819	$17,465	$371,245

(1)	Reflects the aggregate grant date fair value of restricted stock awards granted pursuant to the Company’s 2008 Equity Incentive Plan to each of the Named Executive Officers computed in accordance with FASB ASC 718 and based on the fair market value of the Company’s common stock on the date of grant.

(2)	Reflects the aggregate grant date fair value of option awards granted pursuant to the Company’s 2008 Equity Incentive Plan to each of the Named Executive Officers computed in accordance with FASB ASC 718. Assumptions used in the calculation of these amounts are included in Note

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Superior Industries International, Inc.	2012 Proxy Statement

12 to the Company’s audited financial statements for the fiscal year ended December 25, 2011, included in the Company’s Annual Report on Form 10-K, as filed with the SEC.

(3)	Reflects the amounts of the actuarial increase in the present value of each Named Executive Officer’s benefits under the Company’s Salary Continuation Plan (SCP), determined using the same assumptions used for financial statement reporting purposes, as reflected in Note 9 to the Company’s audited financial statements. The rights of Messrs. S. Borick, O’Rourke, and Kakar have vested under the SERP, while the rights of Mr. Earnest will vest in August 2016. Mr. Shiba is not a participant in the SERP, as he was hired shortly before the SERP was closed to new participants in 2011.

(4)	The amounts shown generally include matching contributions allocated by the Company to each Named Executive Officer pursuant to the Savings and Retirement Plan, the value attributable to life insurance premiums paid by the Company on behalf of the Named Executive Officers. Mr. S. Borick’s other compensation in 2011 also included an annual car allowance totaling $36,000, and imputed income for the personal use of the Company aircraft totaling $73,012.

With respect to the personal use of the Company aircraft, the amount required to be reported represents the incremental cost of providing the benefit and not the total cost or the value of the benefit to the recipient. The Company has computed the incremental aircraft cost on a per hour basis by including:

•	The cost of fuel, oil, catering expenses and crew travel expenses;
•	Landing, parking, flight planning, customs and similar fees;
•	The cost of flight-related maintenance; and
•	The dollar value of the lost tax deductions for expenses that exceed the amounts reported as income for our Named Executive Officers.

(5)	Mr. Shiba was appointed Executive Vice President and Chief Financial Officer (“CFO”) of the Company on October 7, 2010. Accordingly, the amounts shown for 2010 represent the various components of compensation since that date.

Table 2 – 2011 Grants of Plan Based Awards

Table 2 below summarizes grants of plan-based awards to each of the Company’s Named Executive Officers for the fiscal year ended December 25, 2011.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
						All Other
					All Other	Option
					Stock Awards:	Awards:		Grant Date
		Estimated Future Payouts			Number of	Number of	Exercise or	Fair Value
		Under Non-Equity			Shares of	Securities	Base Price	of Stock
		Incentive Plan Awards (1)			Stock or	Underlying	of Option	and Option
	Grant	Threshold	Target	Maximum	Units	Options	Awards	Awards (2)
Name	Date	$	$	$	#	#	$/Share	$
Steven J. Borick	3/1/2011	-	-	-	-	120,000	$ 19.53	$ 625,645
		297,500	595,000	892,500	-	-	$ -	$ -
Kerry A. Shiba	5/13/2011	-	-	-		12,000	$ 22.57	$ 75,115
	5/13/2011				2,500	-	-	$ 56,425
		61,250	122,500	220,500
Michael J. O'Rourke	5/13/2011	-	-	-		14,000	$ 22.57	$ 87,635
	5/13/2011				3,000	-	-	$ 67,710
		68,624	137,247	247,045
Parveen Kakar	5/13/2011	-	-	-		9,000	$ 22.57	$ 56,337
	5/13/2011				2,000	-	-	$ 45,140
		33,218	66,435	119,583
Robert A. Earnest	5/13/2011	-	-	-		9,000	$ 22.57	$ 56,337
	5/13/2011				2,000	-	-	$ 45,140
		42,866	85,731	154,316

(1)	Represents threshold, target and maximum payout opportunities under the Company’s annual cash incentive programs for the Named Executive Officers. Actual amounts earned by the Named Executive Officers under these programs are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table. Detailed information regarding these plans for the CEO and the other Named Executive Officers can be found under Compensation Discussion and Analysis – 2011 Executive Compensation Components –

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Superior Industries International, Inc.	2012 Proxy Statement

Performance-Based Annual Incentive Compensation on page 15 in this Proxy Statement.

(2)	Reflects the aggregate grant date fair value of restricted stock and option awards granted pursuant to the Company’s 2008 Equity Incentive Plan computed in accordance with FASB ACS Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to the Company’s audited financial statements for the fiscal year ended December 25, 2011, included in the Company’s Annual Report on Form 10-K, as filed with the SEC.

Each of the option grants shown in the 2011 Grants of Plan-Based Award Table has a term of 10 years and vests as to 25% of the shares on the first, second, third and fourth anniversaries of the grant date for the CEO and 33% of the shares on the first, second and third anniversaries of the grant date for the other Named Executive Officers.

Each of the restricted stock grants shown in the 2011 Grants of Plan-Based Award Table vests as to one-third of the shares on the first, second and third anniversaries of the grant date.

Employment Agreements

Effective December 31, 2010, we entered into an amended and restated employment agreement with Mr. Steven Borick as President and Chief Executive Officer. The prior employment agreement was effective January 1, 2005 and expired on December 31, 2010. The amended and restated agreement provides for:

•	a five year term, with one-year renewal periods,
•	equity compensation commencing March 1, 2011, in the form of an annual stock option grant of 120,000 shares per year (until the new long-term incentive plan is implemented), plus the ability to participate in our annual grant, which is discretionary on the part of the Compensation Committee,
•	an automobile allowance,
•	life insurance, and
•	other customary employee benefits.

Pursuant to his employment agreement, if Mr. Borick’s employment were terminated by the Company without cause, he would receive one year’s base salary (currently $850,000), payable monthly. The agreement further provided that if his employment were terminated following a change in control, Mr. Borick would receive three year’s base salary (i.e., $2,550,000), paid in one lump sum within 70 days of termination.

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Table 3 – Outstanding Equity Awards at 2011 Fiscal Year End

Table 3 below summarizes the total outstanding equity awards for each of the Company’s Named Executive Officers as of December 25, 2011.

	Option Awards				Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)

						Market
					Number	Value of
					of Shares	Shares
		Number of			or Units	or Units
	Number of	Securities			of Stock	of Stock
	Securities	Underlying			That	That
	Underlying	Unexercised	Option		Have	Have
	Unexercised	Options	Exercise	Option	Not	Not
	Options	Unexercisable (#)	Price	Expiration	Vested (1)	Vested (2)
Name	Exercisable (#)	(1)	($)	Date	(#)	($)
Steven J. Borick		120,000	$19.53	03/1/2021
		90,000	$14.85	03/01/2020	—	—
	40,000	40,000	$15.17	08/14/2019	—	—
	—	60,000	$10.09	03/02/2019	—	—
	56,250	18,750	$21.84	05/16/2018	—	—
	90,000	30,000	$17.70	03/03/2018	—	—
	50,000	—	$18.55	12/12/2017	—	—
	120,000	—	$21.72	03/16/2017	—	—
	200,000	—	$17.56	08/09/2016	—	—
	120,000	—	$21.97	03/01/2016	—	—
	150,000	—	$25.00	03/23/2015	—	—
	100,000	—	$34.08	04/30/2014	—	—
	200,000	—	$43.22	12/19/2013	—	—
	50,000	—	$42.75	10/09/2012	—	—
Kerry A. Shiba	—	12,000	$22.57	05/13/2021
	6,250	18,750	$17.71	10/28/2020	5,500	$91,410
Michael J. O'Rourke	—	14,000	$22.57	05/13/2021	6,000	$99,720
	3,750	11,250	$16.32	05/14/2020
	11,500	11,500	$15.17	08/14/2019	—	—
	16,500	5,500	$21.84	05/16/2018	—	—
	15,000	—	$18.55	12/12/2017	—	—
	35,000	—	$17.56	08/09/2016	—	—
	25,000	—	$25.00	03/23/2015	—	—
	7,500	—	$34.08	04/30/2014	—	—
	11,249	—	$43.22	12/19/2013	—	—
	3,751	—	$42.87	12/19/2013	—	—
	5,000	—	$42.75	10/09/2012	—	—
	5,000	—	$36.20	10/09/2012	—	—
Parveen Kakar	—	9,000	$22.57	05/13/2020	5,000	$83,100
	1,250	3,750	$16.32	05/14/2020
	4,500	7,500	$15.17	08/14/2019	—	—
	11,250	3,750	$21.84	05/16/2018	—	—
	12,000	—	$18.55	12/12/2017	—	—
	20,000	—	$17.56	11/2/2016
	15,000	—	$25.00	03/23/2015
	1,500	—	$34.08	05/10/2014
	2,250	—	$43.22	01/09/2014
	750	—	$42.87	12/19/2013
	1,500	—	$42.75	10/28/2012
	1,500	—	$36.20	10/09/2012
Robert A. Earnest	—	9,000	$22.57	05/13/2021	5,000	$83,100
	1,250	3,750	$16.32	05/14/2020
	3,000	6,000	$15.17	08/14/2019	—	—
	13,500	4,500	$21.84	05/16/2018	—	—
	12,000	—	$18.55	12/12/2017	—	—
	10,000	—	$21.72	08/21/2016	—	—

(1)	Options granted to Named Executive Officers, all options vest at a rate of 25% per year over the first four years of the ten-year option term. In 2011, options granted to Named Executive Officers other than the CEO, vest at a rate of 33% per year over the first three years of the ten-year option term. All restricted shares granted in 2010 vest at a rate of 25% per year over four years after the grant date. In 2011, all restricted shares granted vest at a rate of 33% per year over three years after the grant date.

(2)	Reflects the aggregate market value as of the Company’s fiscal year-end of restricted stock awards issued pursuant to the Company’s 2008 Equity Incentive Plan to each of the Named Executive Officers during the fiscal year ended December 25, 2011. Assumptions used in the calculation of these amounts are included in Note 12 to the Company’s audited financial statements for the fiscal year ended December 25, 2011, included in the Company’s Annual Report on Form 10-K, as filed with the SEC.

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Superior Industries International, Inc.	2012 Proxy Statement

Table 4 – Option Exercises and Stock Vested in Fiscal Year 2011

Table 4 below summarizes the stock options exercised by the Company’s Named Executive Officers during the fiscal year ended December 25, 2011. None of the stock awards granted in 2011 have vested.

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
	Number of	Value	Number of	Value
	Shares	Realized	Shares	Realized
	Acquired on	on	Acquired on	on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)(1)	(#)	($)

Steven J. Borick	90,000	960,203	—	—

Kerry A. Shiba	—	—	1,000	18,420

Michael J. O'Rourke	—	—	1,000	22,570

Parveen Kakar	—	—	1,000	22,570

Robert A. Earnest	—	—	1,000	22,570

(1)	The value realized reported in column (c) above was computed by multiplying the number of shares for which the option was exercised by the excess of (i) the closing stock price of the Company’s common stock on the date of exercise over (ii) the exercise price per share.

Table 5 – Securities Authorized for Issuance Under Equity Compensation Plans

Table 5 below contains information about securities authorized for issuance under our equity compensation plans. The features of these plans are described further in Note 12 to the Company’s audited financial statements for the fiscal year ended December 25, 2011, included in the Company’s Annual Report on Form 10-K, as filed with the SEC.

(a)	(b)	(c)	(d)
	Number of securities		Number of securities
	to be issued upon	Weighted-average	remaining available
	exercise of	exercise price of	for future issuances
	outstanding options,	outstanding options,	under equity
Plan Category	warrants and rights (1)	warrants and rights	compensation plans (2)
Equity Compensation Plans
approved by security holders	3,212,277	22.49	2,272,750
Equity Compensation Plans not
approved by security holders	-	-	-

Total	3,212,277	22.49	2,272,750

(1)	As of December 25, 2011, the average remaining term of all outstanding options is 5.6 years.

(2)	Represents the number of remaining shares available for grant as of December 25, 2011 under the Company’s 2008 Stock Incentive Plan. All shares remaining available for future issuance as of December 25, 2011 may be used for grants of options or stock appreciation rights, whereas 60,000 of these shares may be granted as full-value awards. As of March 19, 2012, there were 1,117,500 aggregate shares issuable pursuant to options granted under our 2008 Stock Incentive Plan. Also as of March 19, 2012, there were 27,189,263 shares of the Company’s common stock issued and outstanding.

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Superior Industries International, Inc.	2012 Proxy Statement

Table 6 – Pension Benefits

Table 6 below summarizes the present value of benefits under the Company’s Salary Continuation Plan (“SCP”) for each of the Company’s Named Executive Officers as of December 25, 2011.

(a)	(b)	(c)	(d)	(e)
		Number	Present	Payments
		of Years	Value of	During
		Credited	Accumulated	Last
	Plan	Service (2)	Benefit (3)	Fiscal
Name	Name (1)	(#)	($)	Year ($)

Steven J. Borick	Salary Continuation Plan	-	$ 2,332,492	$ -

Kerry A. Shiba	Salary Continuation Plan	-	$ -	$ -

Michael J. O'Rourke	Salary Continuation Plan	-	$ 598,147	$ -

Parveen Kakar	Salary Continuation Plan	-	$ 307,786	$ -

Robert A. Earnest	Salary Continuation Plan	-	$ 485,446	$ -

(1)	Pursuant to the SERP, after having reached specified vesting dates and after reaching the age of 65 (or in the event of death while employed by the Company), the SERP provides for the Company to pay to the individual, upon ceasing to be employed by the Company for any reason, a benefit equal to 30% of the individual's final average compensation over the preceding 36 months. Final average compensation only includes base salary for employees. The benefit is paid weekly and continues for the later of 10 years or until death, provided death occurs more than 10 years following the employee’s retirement date.

(2)	“Years of credited service” does not apply to supplemental retirement plans. The rights of Messrs. S. Borick, O’Rourke and Kakar are vested under the SERP and, thus, are entitled to receive such amounts upon retirement. The rights of Mr. Earnest vest in August 2016. Mr. Shiba was appointed Senior Vice President and Chief Financial Officer of the Company on October 7, 2010 and is not a participant in the SERP, which was closed to new participants in early 2011.

(3)	Represents the present value of accumulated benefits payable to each of the Named Executive Officers, under the SERP, determined using the same assumptions described in Note 9 to the Company’s audited financial statements for the fiscal year ended December 25, 2011, included in the Company’s Annual Report on Form 10-K, as filed with the SEC.

Nonqualified Deferred Compensation. The Company does not have any nonqualified deferred compensation plans other than the SCP.

Potential Payments Upon Termination of Employment or Change in Control

Employment Agreement with Mr. Borick. As mentioned in the CD&A, we entered into an amended and restated employment agreement with Mr. Borick effective December 31, 2010. Pursuant to his employment agreement, if Mr. Borick’s employment were terminated by the Company without cause, he would receive severance equal to one year’s base salary, paid in one lump sum. The agreement further provided that if his employment were terminated following a change in control, he would receive severance equal to three year’s base salary, paid in one lump sum. For any other terminations, the Company would have had no further obligation to Mr. Borick under his employment agreement other than to pay any accrued compensation and unreimbursed business expenses through the date of termination.

Any payment of severance under the 2010 employment agreement is conditioned on Mr. Borick signing a release of claims and is further conditioned on his compliance with a one year covenant not to solicit the Company’s customers or employees and certain covenants of confidentiality and non-disparagement.

Executive Change in Control Severance Plan. On March 18, 2011, the Board of Directors approved the Executive Change in

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Superior Industries International, Inc.	2012 Proxy Statement

Control Severance Plan. This plan is designed to retain the Named Executive Officers and ensure alignment of interests with the shareholders. Under this plan, the affected Named Executive officers will receive a severance payment equal to two year’s base salary, plus their annual target bonus, in the event of an involuntary termination within two years of a change in control of the Company. Although Mr. Borick is a participant in this Plan, he cannot receive any benefit under this plan if he is entitled to a larger benefit under a different plan or agreement, including his employment agreement. Other than Mr. Borick, none of our Named Executive Officers have an employment or other agreement with the Company that entitles him to severance upon termination of employment before or after a change in control.

Other Arrangements. The Salary Continuation Plan, in which all of our Named Executive Officers other than Mr. Shiba participate, provides salary continuation benefits upon termination of employment due to a change in control. Other than Mr. Earnest, all of the other Named Executive Officers are already vested in the Salary Continuation Plan.

Summary of Potential Termination Payments and Benefits. The following table summarizes the value of the termination payments and benefits that each of our Named Executive Officers would receive if he had terminated employment on December 25, 2011 under the circumstances shown. The amounts shown in the tables do not include accrued but unpaid salary, earned annual bonus for 2011, or payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, such as distributions of plan balances under our tax-qualified 401(k) plan, and death or disability benefits under our generally available welfare programs. This table also does not include the value of unvested equity awards that vest on a change in control, as those amounts are shown in the next table and are not contingent on a termination of employment.

(all amounts in $) Name		Termination for Cause or Voluntary Resignation	Termination without Cause	Retirement	Death	Disability	Termination without Cause or Resignation For Good Reason in connection with a Change in Control
Steven J. Borick Cash Severance Salary Continuation Plan Total	(1)	- 2,332,492 2,332,492	850,000 2,332,492 3,182,492	- 2,332,492 2,332,492	- 2,332,492 2,332,492	- 2,332,492 2,332,492	2,550,000 2,332,492 4,882,492
Kerry A. Shiba Cash Severance Total	(2)	-	-	-	-	-	822,500
Michael J. O’Rourke Cash Severance Salary Continuation Plan Total	(1)	- 598,147 598,147	- 598,147 598,147	- 598,147 598,147	- 598,147 598,147	- 598,147 598,147	823,483 598,147 1,421,630
Parveen Kakar Cash Severance Salary Continuation Plan Total	(1)	- 307,786 307,786	- 307,786 307,786	- 307,786 307,786	- 307,786 307,786	- 307,786 307,786	509,335 307,786 817,121
Robert A. Earnest Cash Severance Salary Continuation Plan Total	(1)	- - -	- - -	- - -	- 485,446 485,446	- 485,446 485,446	657,271 485,446 1,142,717

(1)	Represents the actuarially calculated present value of the Named Executive Officer’s vested account balance in the Salary Continuation Plan (SCP) as of December 25, 2011, determined using the same assumptions described in Note 9 to the Company’s audited financial statements for the fiscal year ended December 25, 2011, included in the Company’s Annual Report on Form 10-K, as filed with the SEC. The rights of Messrs. Borick, O’Rourke and Kakar under the SCP are vested and, thus, each such officer is entitled to receive payments under the SCP upon the later of age 65 or his separation from service for any reason. The rights of Mr. Earnest under the SCP vest in August 2016 or upon a change in control or his earlier Death or Disability; therefore, if he had terminated employment on December 25, 2011 other than due to Death or Disability, he would not receive any benefit under the SCP.

25

Superior Industries International, Inc.	2012 Proxy Statement

(2)	Mr. Shiba is not a participant in the SCP, which was closed to new participants in 2011.

Change in Control Provisions Under Other Agreements. The Company’s 2008 Stock Incentive Plan provides that a change in control occurs upon the occurrence of any of the following: (1) any person becomes the beneficial owner of securities representing 50% or more of the total voting power of the Company’s outstanding voting securities; (2) consummation of a sale or disposition by the Company of all or substantially all of its assets; (3) consummation of a merger or consolidation of the Company with any other corporation, unless the Company’s shareholders continue to control at least 50% of the total voting power of the successor entity; or (4) the shareholders of the Company approve a plan of complete liquidation of the Company.

The 2008 Stock Incentive Plan provides that, unless otherwise provided in an applicable award agreement, the occurrence of a change in control results in immediate vesting of outstanding equity awards, unless the awards are assumed by the successor company.

The following table shows the total additional value of the equity awards that would be payable to each of the Named Executive Officers under the accelerated vesting provisions of the 2008 Stock Incentive Plan upon the occurrence of a change in control as of December 25, 2011 and assuming that the successor company did not assume the awards.

Named Executive Officer	Stock Options ($) (1)	Restricted Stock ($) (2)	Total ($)
Steven J. Borick	609,100	—	609,100
Kerry A. Shiba	—	91,410	91,410
Michael J. O’Rourke	20,050	99,720	119,770
Parveen Kakar	12,000	83,100	95,100
Robert A. Earnest	9,825	83,100	92,925

(1)	Represents the value of the unvested awards at December 25, 2011. Stock options are valued based on the excess, if any, of (i) the closing price of our common stock on the New York Stock Exchange on December 23, 2011, the last trading day in our 2011 fiscal year, of $16.62, over (ii) the exercise price of the option.
(2)	Represents the value of the unvested awards at December 25, 2011. Awards of restricted stock are valued based upon the closing price of our common stock on the New York Stock Exchange on December 23, 2011, the last trading day in our 2011 fiscal year, of $16.62.

Table 8 – 2011 Director Compensation

Table 8 below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 25, 2011.

(a)	(b)	(c)	(d)	(e)	(f)
Change in
Pension
Value and
	Fees		Nonqualified	All
	Earned or		Deferred	Other
	Paid in	Stock	Compensation	Compensation
	Cash (2)	Awards (3)	Earnings (4)	(5)	Total
Name (1)	($)	($)	($)	($)	($)

Sheldon I. Ausman	$ 68,666	$ 22,570	$ (481)	$ -	$ 90,755

Louis L. Borick	$ 39,500	$ 22,570	$ (383,862)	$ 557,401	$ 235,609

Phillip W. Colburn	$ 69,500	$ 22,570	$ 7,357	$ -	$ 99,427

Margaret S. Dano	$ 81,416	$ 22,570	$ 29,547	$ -	$ 133,533

V. Bond Evans	$ 56,333	$ 22,570	$ 8,075	$ -	$ 86,978

Michael J. Joyce	$ 59,667	$ 22,570	$ 11,594	$ -	$ 93,831

Francisco S. Uranga	$ 50,000	$ 22,570	$ 18,157	$ -	$ 90,727

Timothy C. McQuay	$ 9,450	-	$ -	$ -	$ 9,450

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Superior Industries International, Inc.	2012 Proxy Statement

(1)	Mr. Steven J. Borick, Chairman, Chief Executive Officer and President, is not included in this table as he is an employee of the Company and, thus, receives no compensation for his services as Director. The compensation received by Mr. Steven Borick is shown in Table 1 - Summary Compensation Table in this Proxy Statement.

(2)	From January 1 through March 31, 2011, all non-employee directors of the Company were each compensated, on a pro-rated basis, at the rate of $36,000 per year for service as directors and $1,000 for each Board meeting attended. In addition, they received $2,000 for each committee meeting attended or $2,500 for each committee meeting chaired. The Lead Director received additional compensation, on a pro-rated basis, of $10,000 annually.

Commencing April 1, 2011 through December 31, 2011, all non-employee directors of the Company were each compensated, on a pro-rated basis, at the rate of $42,000 per year for services as directors. The Lead Director receives additional compensation, on a pro-rated basis, of $12,000 annually. In addition, they receive compensation, on a pro-rated basis, for each committee served and each committee chaired at an annual rate as follows:

•	$12,000 for each Audit Committee member and $15,000 for the Audit Committee Chair;
•	$8,000 for each Compensation and Benefits Committee member and $10,000 for the Compensation and Benefits Committee Chair;
•	$6,000 for each Nominating and Corporate Governance Committee member and $7,500 for the Nominating and Corporate Governance Committee Chair; and
•	$2,000 for each ad hoc committee member and $2,500 for the ad hoc committee chair, unless otherwise determined by the Board.

(3)	Reflects the aggregate grant date fair value of restricted stock awards granted pursuant to the Company’s 2008 Equity Incentive Plan to each non-employee director computed in accordance with FASB ASC 718 and based on the fair market value of the Company’s common stock on the date of grant. Non-employee directors also participate in the Company’s Equity Incentive Plan, which is described in this Proxy Statement on page 17 under Compensation Discussion and Analysis – 2011 Executive Compensation Components – Long-Term Equity Incentive Compensation. The Company has not granted any stock appreciation rights to its non-employee directors, but has granted stock options and restricted stock awards. Grants made to non-employee directors under the Company’s Equity Incentive Plan may be made at the same time as grants made to the Company’s Named Executive Officers and other key employees.

(4)	Reflects the amounts of the actuarial increase in the present value of each non-employee Director’s benefits under the Company’s SCP, determined using the same assumptions used for financial statement reporting purposes for the fiscal year ended December 25, 2011, as reflected in Note 9 to the Company’s audited financial statements for the fiscal year ended December 25, 2011, included in the Company’s Annual Report on Form 10-K, as filed with the SEC. The rights of Messrs. Ausman, S. Borick, Colburn, Evans and Joyce under the SERP have vested. The rights of Ms. Dano and Mr. Uranga vested on January 1, 2012. Information regarding the SERP can be found in Compensation Discussion and Analysis – 2011 Executive Compensation Components – Retirement and Similar Benefits in this Proxy Statement. There are no other nonqualified deferred compensation arrangements with the non-employee Directors. The Company has historically entered into Salary Continuation Agreements or a Salary Continuance Plan with its non-employee directors, which provide for the Company to pay to the individual, upon ceasing to serve as a director of the Company for any reason, a monthly benefit up to 30% of the individual's final average compensation over the preceding 36 months. The Salary Continuance Plan was closed to new participants in early 2011. For current participants, the benefit is payable after having reached specified vesting dates and after reaching the age of 65 (or in the event of death while employed by the Company). Benefit payments continue through the later of ten years or, if subsequent to retirement, the individual’s death. Final average compensation does not include fees paid for attending Board and committee meetings. The Company also entered into such an agreement with its former CEO and President Mr. Louis L. Borick. Effective March 1, 2007, Mr. Borick began to receive an annual benefit of $300,000 pursuant to the terms of his Salary Continuation Agreement. Effective as of Mr. Borick’s demise on November 28, 2011, his

27

Superior Industries International, Inc.	2012 Proxy Statement

beneficiaries, which include Mr. Steven Borick now receive these benefits. No other director is currently receiving such benefits.

(5)	From January 1, 2005 through December 31, 2009, Mr. Louis Borick received monthly, per the terms of his 1994 Employment Agreement, one-twelfth of his annual base compensation as of December 31, 2004. Commencing January 1, 2010, he began receiving one-half of such amount during each of the months following. Effective as of Mr. Louis Borick’s demise on November 28, 2011, this benefit terminated immediately. Mr. Louis Borick’s annual base compensation on December 31, 2004 was $1 million.

As former President, CEO and Chairman of the Board, Mr. Louis Borick also received compensation as set forth in his Services Agreement, dated January 1, 2005, and amended effective March 1, 2007 by his Founding Chairman Services Agreement. The amended Services Agreement continued to provide Mr. Louis Borick the use of a company automobile and medical and dental benefits. Mr. Louis Borick also received an assisted living benefit plus related tax reimbursements on this amount. Effective as of Mr. Louis Borick’s demise on November 28, 2011, this benefit terminated immediately.

On January 1, 2005, the Company entered into a Services Agreement with Mr. L. Borick as Chairman of the Board, following the termination of his services as Chief Executive Officer under his 1994 Employment Agreement. The Services Agreement provided annual compensation of $300,000, automobile allowance, medical and dental benefits, and life insurance. Effective March 1, 2007, Mr. L. Borick’s Services Agreement was amended to change his annual compensation from $300,000 to the same compensation plan applicable to all non-employee Directors. As of that same date, Mr. L. Borick commenced receiving his annual benefits under the SERP, which total $300,000 per year. Mr. L. Borick’s other compensation in 2011 included $67,229 for healthcare and $17,750 in automobile costs.

AUDIT AND NON-AUDIT FEES

Audit Fees

The aggregate fees billed by our independent registered public accounting firm, Deloitte & Touche LLP, for professional services in connection with the annual integrated audit and reviews of our quarterly financial statements, during the fiscal years ended December 25, 2011 and December 26, 2010 were $963,250 and $853,371, respectively.

Audit Related Fees

There were no audit related fees billed by Deloitte & Touche LLP in fiscal 2011 or 2010.

Tax Fees

The aggregate fees billed by Deloitte & Touche LLP for professional tax services during 2011 and 2010 were $62,805 and $20,000, respectively. Tax fees consist of fees billed for professional services rendered for tax compliance, advice and planning. Such services were for assistance in responding to requests from the tax authorities.

All Other Fees

There was a $8,000 fee billed by Deloitte & Touche LLP for other services provided during the fiscal year ended December 25, 2011.

There were no fees billed by Deloitte & Touche LLP for any other services provided during the fiscal year ended December 26, 2010.

The Audit Committee pre-approves all audit-related and all permissible non-audit services performed by our independent registered public accounting firm. The Audit Committee has delegated to its Chair the authority to grant pre-approvals up to an aggregate amount of $25,000, provided such pre-approvals are presented to the full committee at the next meeting.

28

Superior Industries International, Inc.	2012 Proxy Statement

INDEPENDENT PUBLIC ACCOUNTANTS

Selection of Independent Accountants

Deloitte & Touche LLP audited our consolidated financial statements for the year ended December 25, 2011. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions and to make statements if they desire to do so. The Audit Committee has not selected an independent registered public accounting firm for the fiscal year ended December 30, 2012. The Audit Committee is currently reviewing our options regarding independent registered public accounting firms and intends to appoint an independent registered public accounting firm in due course at one of its regularly scheduled meetings.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 25, 2011, and the notes thereto.

The Audit Committee reviewed and discussed with management our audited financial statements for the fiscal year ended December 25, 2011 and the notes thereto.

The Audit Committee discussed with the Company’s independent registered public accounting firm, Deloitte and Touche LLP, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 (Communications with Audit Committees), as amended, and SAS No. 114 (The Auditor’s Communication with Those Charged with Governance). The Audit Committee also received and discussed the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence) and the SEC and has discussed the independent registered public accounting firm’s independence from the Company and its management.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 25, 2011.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Sheldon I. Ausman – Committee Chair
Philip W. Colburn
Margaret S. Dano
Timothy C. McQuay

February 29, 2012

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Superior’s officers and directors, and persons who beneficially own more than 10% of a registered class of Superior’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish Superior with copies of all Forms 3, 4 and 5 that they file. Based solely on Superior’s review of the copies of such forms it has received, including amendments, or written representations from certain reporting persons regarding whether a Form 5 is required for those persons, we believe that all of our officers, directors and greater than 10% beneficial owners timely complied with all filing requirements applicable to them with respect to transactions during fiscal year 2011.

29

Superior Industries International, Inc.	2012 Proxy Statement

SHAREHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING OF SHAREHOLDERS

Shareholders who wish to present proposals for action at the 2013 Annual Meeting of Shareholders must give written notice to the Corporate Secretary of the Company at 7800 Woodley Avenue, Van Nuys, California 91406. SEC rules require that such notice be given by December 4, 2012 in order for your proposal to be considered for inclusion in our proxy statement and form of proxy relating to that meeting. With respect to proposals to be brought before our shareholders at the 2013 Annual Meeting of Shareholders, other than through inclusion in our proxy statement and form of proxy, our bylaws require any nomination of one or more persons for election as a  director to be made at least 120 days in advance of such meeting. With respect to all other matters, unless we receive notice of such proposal by February 17, 2013, our proxy for the 2013 Annual Meeting of Shareholders will confer discretionary authority on the person named in the proxy to vote on such matters.

ANNUAL REPORT TO SHAREHOLDERS

AND OTHER MATTERS

Management does not know of any matters to be presented at the Annual Meeting other than those described above. However, if other matters properly come before the Annual Meeting, those named in the proxy will vote the proxy using their best judgment on such matters, and by returning your proxy, you are giving them the discretionary authority to do so.

Our 2011 Annual Report to Shareholders, which has also been made available to shareholders along with this Proxy Statement, contains financial and other information about us, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Section 18 of the Exchange Act.

The information contained in the Compensation Committee Report and Audit Committee Report sections of this Proxy Statement shall not be deemed filed with the SEC or subject to Regulation 14A or 14C or to liability under Section 18 of the Exchange Act, and shall not be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Superior Industries International, Inc.

s/ Steven J. Borick
By: Steven J. Borick
Chairman of the Board, C.E.O. and President

Van Nuys, California
Dated: April 3, 2012

THIS PROXY STATEMENT AND THE 2011 ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE ON WWW.PROXYVOTE.COM BY USING YOUR INDIVIDUAL 12 DIGIT NUMBER FOUND ON THE NOTICE OF INTERNET AVAILABILITY PREVIOUSLY SENT TO YOU.

WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT TO SHAREHOLDERS FOR 2011 AND OUR ANNUAL REPORT ON FORM 10-K INCLUDING OUR FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES AND EXHIBITS, FILED WITH THE SEC FOR FISCAL YEAR 2011 TO ANY BENEFICIAL OWNER OF THE COMPANY’S COMMON STOCK, AS OF THE RECORD DATE, UPON WRITTEN REQUEST TO SUPERIOR INDUSTRIES INTERNATIONAL, INC., 7800 Woodley Avenue, Van Nuys, California 91406 ATTENTION: CHIEF FINANCIAL OFFICER.

30

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on May 18, 2012.

SUPERIOR INDUSTRIES INTERNATIONAL,  INC.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

ATTN: ROBERT A. EARNEST

7800 WOODLEY AVE.

VAN NUYS, CA 91406-1788

Meeting Information
Meeting Type:	Annual

For holders as of:	March 19, 2012
Date:	May 18, 2012
Time:	10:00 a.m. PDT
Location:	Airtel Plaza Hotel 7277 Valjean Avenue Van Nuys, CA 91406

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

M32485-P05691

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How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT                ANNUAL REPORT/10K WRAP

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If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy.  Please choose one of the following methods to make your request:

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M32486-P05691

Voting Items

The Board of Directors recommends that you vote FOR the following:

1.	Election of Directors

Nominees:

(1) Philip W. Colburn

(2) Margaret S. Dano

(3) Timothy C. McQuay

The Board of Directors recommends you vote FOR proposal 2:

2.	Approval of executive compensation on an advisory basis.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

M32487-P05691

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
ATTN: ROBERT A. EARNEST
7800 WOODLEY AVE.
VAN NUYS, CA 91406-1788

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

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VOTE BY PHONE - 1-800-690-6903

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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M32473-P05691 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

The Board of Directors recommends that you  vote FOR the following:

1.	Election of Directors

Nominees

(1) Philip W. Coburn

(2) Margaret S. Dano

(3) Timothy C. McQuay

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR proposal 2:

2.	Approval of executive compensation on an advisory basis.

For	Against	Abstain
☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report/10 K Wrap are available at www.proxyvote.com.

M32474-P05691

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS MAY 18, 2012

The undersigned hereby appoints ROBERT A. EARNEST and JAY VILLEDA, and each of them, as attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of SUPERIOR INDUSTRIES INTERNATIONAL, INC., which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said corporation to be held at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California 91406 on Friday, May 18, 2012 at 10:00 A.M. PDT and at any and all postponements and adjournments thereof, as fully and with the same force and effect as the undersigned might and could do if personally thereat.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS AND FOR THE APPROVAL OF PROPOSAL 2. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE AS TO ANY OTHER MATTER THAT MAY BE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OF WHICH THE BOARD OF DIRECTORS DID NOT HAVE NOTICE PRIOR TO FEBRUARY 20, 2012.

Continued and to be signed on reverse side.